UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NORWEGIAN CRUISE LINE HOLDINGS LTD.
7665 Corporate Center Drive
Miami, Florida 33126
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2016

To our Shareholders:
Notice is hereby given that the annual general meeting of the shareholders of Norwegian Cruise Line Holdings Ltd. (the “Company”) for 2016 will be held at 9:00 a.m. (Miami time) on Thursday, May 19, 2016 at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, (the “Annual General Meeting”) for the following purposes:
1.
To elect the following director nominees to serve as Class III directors on our board of directors (the “Board”) for the terms described in the attached proxy statement (“Proxy Statement”):

1a.
Steve Martinez;

1b.
Frank J. Del Rio; and

1c.
Chad A. Leat;

2.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

3.
To ratify (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm for the year ending December 31, 2016 and (ii) the determination of PwC’s remuneration by the Audit Committee of the Board;

4.
To approve an amendment to the Company’s 2013 Performance Incentive Plan (the “Plan”), including an increase in the number of shares available for grant under the Plan;

5.
To receive the audited financial statements (together with the auditor’s report) of the Company for the year ended December 31, 2015 pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s bye-laws; and

6.
To consider such other business as may properly come before the Annual General Meeting and any postponement or adjournment thereof.

The Board has fixed the close of business on March 14, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.
All shareholders are cordially invited to attend the meeting in person. We direct your attention to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual General Meeting. If you attend the meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be Held on May 19, 2016: The Proxy Statement and the Company’s 2015 Annual Report to Shareholders are available electronically at www.nclhltdinvestor.com or at www.proxyvote.com.
By Order of the Board of Directors,
Daniel S. Farkas
Senior Vice President, General Counsel and
Assistant Secretary
April 7, 2016

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before casting your vote. We encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

Shareholder Voting Matters
Proposal	Board’s Voting Recommendation	Page Reference	2016 Annual General Meeting of Shareholders Time and date: May 19, 2016 9:00 a.m. (Miami time) Place: Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126 Record Date: March 14, 2016
1. Election of Class III directors	✓ FOR EACH NOMINEE	16
2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers	✓ FOR	55
3. Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm for the year ending December 31, 2016 and the determination of PwC’s remuneration by the Audit Committee of the Board of Directors	✓ FOR	57
4. Approval of an amendment to the Company’s 2013 Performance Incentive Plan (the “Plan”), including an increase in the number of shares availablefor grant under the Plan	✓ FOR	60
Board Nominees
Class III
Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				AC	CC	NGC
Steve Martinez Head of Asia Pacific and Senior Partner, Apollo Global Management, LLC	47	2008	No
Frank J. Del Rio President and Chief Executive Officer, Norwegian Cruise Line Holdings Ltd.	61	2015	No
Chad A. Leat Former Vice Chairman of Global Banking, Citigroup, Inc.	60	2015	Yes	✓ Chair	✓
i

Directors Continuing in Office
Class I (Term Expires in 2017)
Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				AC	CC	NGC
David M. Abrams Senior Managing Director, Cerberus European Capital Advisors, LLP	49	2014	Yes			✓ Chair
John W. Chidsey Former Chairman and Chief Executive Officer, Burger King Corporation	53	2013	Yes	✓	✓ Chair	✓
Russell W. Galbut Managing Principal, Crescent Heights	63	2015	Yes		✓
Class II (Term Expires in 2018)
Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				AC	CC	NGC
Adam M. Aron Chief Executive Officer and President of AMC Entertainment Holdings, Inc.	61	2008	No
F. Robert Salerno Former President and Chief Operating Officer, Avis Budget Group	64	2014	Yes	✓		✓
Walter L. Revell (Chairman) Chairman of the Board and Chief Executive Officer of Revell Investments International, Inc.	81	2005	Yes	✓

AC – Audit Committee
CC – Compensation Committee
NGC – Nominating and Governance Committee

Corporate Governance Information
Current Number of Board Members	9
Number of Independent Board Members	6
Independent Board Chairman	Yes
Fully Independent Committees	Yes
Independent Directors Meet Regularly in Executive Session	Yes
All Directors Attended at Least 75% of Meetings Held	Yes
Shareholder Ability to Call Special Meetings	Yes
Shareholder Ability to Act by Written Consent	Yes
Majority Voting for Directors	Yes
Board Risk Oversight	Yes
Code of Conduct for Directors, Officers and Employees	Yes
Annual Vote on Named Executive Officer Compensation	Yes
Poison Pill	No
Executive Compensation
We believe our executive compensation policies and practices drive performance and align management’s interests with our shareholders’ long-term interests:
➢
Pay for performance by requiring that a substantial portion of our executives’ annual compensation be earned based on the achievement of performance objectives and that long-term incentive compensation be tied to the value of our ordinary shares

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Structured approximately 93% of our President and Chief Executive Officer’s total compensation as at-risk compensation

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50% of our President and Chief Executive Officer’s equity awards are earned based on entity-wide financial performance metrics – introduced performance-based equity awards in 2015 for the first time since our initial public offering

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Reduced our President and Chief Executive Officer’s base salary by $337,500, effective January 1, 2016

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Discontinued automatic salary increases and equity awards pursuant to employment agreements in 2015

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Annual cash bonus incentives are earned based on achievement of entity-wide financial performance metrics – discontinued non-financial individual performance component in 2015

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Compensation Committee retained an independent compensation consultant for the first time in 2015

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No “single trigger” change in control payments or benefits

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No repricing of stock options without shareholder approval

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Maintain a share repurchase program, which helps mitigate the potential dilutive effect of equity awards

v

NORWEGIAN CRUISE LINE HOLDINGS LTD.
7665 Corporate Center Drive
Miami, Florida 33126

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2016

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by our board of directors (“Board”) to be used at the annual general meeting of the Company for 2016 to be held at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, on Thursday, May 19, 2016 at 9:00 a.m. (Miami time), and any adjournments or postponements thereof  (the “Annual General Meeting”). References in this Proxy Statement to “we,” “us,” “our,” “Company” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd.
Proxy materials for the Annual General Meeting, including this Proxy Statement and our 2015 Annual Report to Shareholders, which includes our 2015 financial statements (“2015 Annual Report”), were first made available to shareholders on or about April 7, 2016.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 19, 2016
The Notice of the Annual General Meeting of Shareholders, this Proxy Statement and our 2015 Annual Report are available on our website at www.nclhltdinvestor.com. The information that appears on our website is not part of, and is not incorporated by reference into, this Proxy Statement. You can also view these materials at www.proxyvote.com by using the 12-digit control number provided on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).
As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual General Meeting and reduces the environmental impact of mailing printed copies. On or about April 7, 2016, we mailed to each of our shareholders, other than those who previously requested electronic or paper delivery, a Notice of Internet Availability containing instructions on how to access and review the proxy materials, including the Notice of the Annual General Meeting of Shareholders, this Proxy Statement and our 2015 Annual Report, on the Internet. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials and a proxy card or voting instruction form. If you received a Notice of Internet Availability by mail or our proxy materials by e-mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials on our website at www.nclhltdinvestor.com or at www.proxyvote.com.
GENERAL INFORMATION
Who May Vote
Each ordinary share of the Company, par value $.001 per share (the “ordinary shares”), outstanding as of the close of business on March 14, 2016 (the “record date”) is entitled to one vote at the Annual General Meeting. At the close of business on March 14, 2016, 226,917,770 of our ordinary shares were outstanding and entitled to vote. The ordinary shares are our only outstanding class of equity securities that are entitled to vote at the Annual General Meeting. Our bye-laws provide that no one person or group of related persons, other than certain of the Apollo Holders, the TPG Viking Funds and Genting HK (each as defined herein), may own, or be deemed to own, more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board (the “4.9% limit”). Any outstanding shares held in excess of the 4.9% limit will be transferred to and held in a trust. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. See “Item 1—Business—Taxation—U.S. Income Taxation—Exemption of International Shipping Income under Section 883 of the Code” in our 2015 Annual Report for further information.

You may vote all of the ordinary shares owned by you as of the close of business on the record date. These ordinary shares include ordinary shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a broker, bank, or other nominee. There are some distinctions between ordinary shares held of record and ordinary shares owned beneficially as described herein.
Ordinary Shares Held of Record
If your ordinary shares are registered directly in your name with the Company or our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those ordinary shares, and the proxy materials were sent directly to you by the Company. If you previously requested to receive printed proxy materials, we have sent a proxy card for you to use. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual General Meeting. See “How to Vote” below.
Ordinary Shares Owned Beneficially
If your ordinary shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of ordinary shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee. If you previously requested to receive printed proxy materials, your broker, bank or other nominee has sent a voting instruction form that you may use. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual General Meeting. See “How to Vote” below.
Requirements to Attend the Annual General Meeting
You are invited to attend the Annual General Meeting if you are a shareholder of record or a beneficial owner as of March 14, 2016, or you hold a valid legal proxy for the Annual General Meeting. If you are a shareholder of record, you must bring proof of identification, such as a valid driver’s license, for admission to the Annual General Meeting. If you hold your ordinary shares through a broker, bank or other nominee, you will need to provide proof of beneficial ownership by bringing either a copy of the Notice of Internet Availability or voting instruction form provided to you by your broker, bank or other nominee, a copy of your brokerage statement showing your ordinary share ownership as of March 14, 2016, or other similar evidence of ownership as of the record date, as well as proof of identification such as a valid driver’s license.
How to Vote
If you have any questions or require voting assistance, please contact our proxy solicitation agent, Kingsdale Shareholder Services, toll-free at 1-888-518-1562 (or 1-416-867-2272 for callers outside North America), or by e-mail at contactus@kingsdaleshareholder.com.
Voting in Person
Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares in person at the meeting. Even if you plan to attend the Annual General Meeting, we recommend that you also vote your ordinary shares as described below so that your vote will be counted if you later decide not to attend the meeting.
Voting Without Attending the Annual General Meeting
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your ordinary shares without attending the Annual General Meeting. You may vote by granting a proxy or, for ordinary shares held in street name, by submitting voting instructions to your broker, bank or nominee. You may also submit a proxy or voting instructions by telephone or using the Internet as outlined on your Notice of Internet Availability, proxy card or voting instruction form. Please see your Notice of

Internet Availability, proxy card or the information your bank, broker, or other nominee provided to you for more information on these options. Votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card or voting instruction form.
Deadline for Voting
If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Daylight Time on May 18, 2016 in order for your ordinary shares to be voted at the Annual General Meeting. However, if you are a shareholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by the Company before the Annual General Meeting in order for your ordinary shares to be voted at the Annual General Meeting. If you hold your ordinary shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares.
How Your Shares Will Be Voted
Our Board has appointed Wendy A. Beck and Howard Flanders to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not specify your voting choice on one or more of the items listed in the accompanying Notice of Annual General Meeting of Shareholders, your shares will be voted as follows:
•
FOR the election of each of the three nominees for Class III director named below (Items 1a to 1c of Proposal No. 1);

•
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal No. 2);

•
FOR the ratification of   (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered certified public accounting firm and (ii) the determination of PwC’s remuneration by the Audit Committee of the Board (Proposal No. 3); and

•
FOR the amendment to the Company’s 2013 Performance Incentive Plan (the “Plan”), including an increase in the number of shares available for grant under the Plan (Proposal No. 4).

If you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your ordinary shares in its discretion on routine matters. However, a broker cannot vote ordinary shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered certified public accounting firm for the year ending December 31, 2016 and the Audit Committee’s determination of PwC’s remuneration (Proposal No. 3) is considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the Annual General Meeting is considered non-routine. Accordingly, if you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your ordinary shares on Proposal No. 3, but will not be permitted to vote your ordinary shares on any of the other items at the Annual General Meeting. If your broker exercises this discretion, your ordinary shares will be counted as present for the purpose of determining the presence of a quorum at the Annual General Meeting and will be voted on Proposal No. 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual General Meeting. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.
Matters to be Presented
We are not aware of any matters to be presented for a vote at the Annual General Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your ordinary shares in accordance with their judgment.

Quorum
A quorum refers to the number of persons that must be in attendance at an annual general meeting of shareholders and the percentage of the total issued voting shares that must be represented at such meeting in order to lawfully conduct business. The presence of two or more persons, present in person or by proxy, holding in excess of 50% of the total issued ordinary shares entitled to vote will form a quorum for the transaction of business at the Annual General Meeting. Shares represented by properly submitted proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If the persons present or represented by proxy at the Annual General Meeting constitute the holders of less than a majority of the outstanding ordinary shares entitled to vote as of the record date, the chairman of the Annual General Meeting may adjourn the meeting to a subsequent date for the purpose of obtaining a quorum.
Vote Necessary to Approve Proposals
The following summary describes the vote required to approve each of the proposals at the Annual General Meeting assuming a quorum has been established for the transaction of business at the meeting.
Election of Class III Directors (Proposal No. 1). Pursuant to our bye-laws, each director nominee receiving an affirmative majority of the votes cast with respect to his election will be elected as a Class III director. The majority voting standard does not apply, however, where the number of persons validly proposed for election as a director is greater than the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of votes, up to the total number of directors to be elected at the meeting, will be elected.
At the Annual General Meeting, the number of director nominees validly proposed for election as a Class III director equals the number of directors to be elected. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual General Meeting by an affirmative majority of the votes cast. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.
For purposes of this proposal, abstentions and broker non-votes are not counted as votes cast and therefore will not be counted in determining the outcome of the election of directors.
All Other Proposals (Proposals No. 2, 3 and 4). Pursuant to our bye-laws, the affirmative vote of a majority of the votes cast on the proposal at the meeting is required to approve each of Proposal No. 2 (advisory approval of the compensation of our named executive officers), Proposal No. 3 (ratification of the appointment of PwC as our independent registered certified accounting firm and the Audit Committee’s determination of PwC’s remuneration) and Proposal No. 4 (approval of an amendment to the Company’s Plan, including an increase in the number of shares available for grant under the Plan). Notwithstanding this vote standard required by our bye-laws, Proposal No. 2 and Proposal No. 3 are advisory in nature and therefore not binding on the Company. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by shareholders. For purposes of these proposals, abstentions and broker non-votes, if any, are not counted as votes cast and therefore will not be counted in determining the outcome of any of these proposals.
Prior to the Annual General Meeting, we will select two or more inspectors of election for the meeting. Such inspectors will determine the number of ordinary shares represented at the Annual General Meeting, the existence of a quorum and the validity and effect of proxies. They will also receive and tabulate ballots and votes and determine the results thereof.
Revoking a Proxy
If you are a shareholder of record, you may revoke your proxy at any time before the Annual General Meeting by delivering a written notice of revocation to our General Counsel and Assistant Secretary at 7665 Corporate Center Drive Miami, Florida 33126 prior to the Annual General Meeting, by submitting a later-dated proxy via the Internet, by telephone or by mail by the deadline specified on the Notice of Internet Availability or proxy card (only your latest proxy submitted prior to the Annual General Meeting will be counted), or by attending the Annual General Meeting and voting in person. If your shares are held in street name through a bank, broker or other nominee, you may change any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline specified on the Notice of Internet Availability or voting instruction form or by attending the Annual General Meeting and voting in person if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual General Meeting. Attendance at the Annual General Meeting will not by itself constitute a revocation of any proxy or voting instructions.
Presentation of Financial Statements
In accordance with the Bermuda Companies Act 1981, as amended, and bye-law 78 of the Company, the Company’s audited financial statements for the year ended December 31, 2015 will be presented at the Annual General Meeting. The Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.
Terms Used in this Proxy Statement
Unless otherwise indicated or the context otherwise requires, references in this Proxy Statement to (i) “Apollo” refers to Apollo Global Management, LLC and its subsidiaries and the “Apollo Holders” refers to one or more of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., AAA Guarantor—Co-Invest VI (B), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AAA Guarantor—Co-Invest VII, L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P. and Apollo Management VII, L.P., (ii) “TPG Global” refers to TPG Global, LLC, “TPG” refers to TPG Global and its affiliates and the “TPG Viking Funds” refers to one or more of TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P., and TPG Viking AIV III, L.P. and/or certain other affiliated investment funds, each an affiliate of TPG, (iii) “Genting HK” refers to Genting Hong Kong Limited and/or its affiliates (Genting HK owns NCLH’s ordinary shares indirectly through Star NCLC Holdings Ltd. (“Star NCLC”), its wholly owned subsidiary), (iv) “Sponsor(s)” refers to Genting HK, the Apollo Holders and/or the TPG Viking Funds, (v) the “Shareholders’ Agreement” refers to the amended and restated shareholders’ agreement, dated as of January 24, 2013, as further amended on November 19, 2014, among NCLH, Star NCLC, Genting HK, the Apollo Holders and the TPG Viking Funds, (vi) “Prestige” refers to Prestige Cruises International, Inc. and its consolidated subsidiaries (including its direct, wholly owned subsidiary, Prestige Cruise Holdings, Inc.), (vii) “Acquisition” refers to the Company’s acquisition of Prestige in November 2014, (viii) “Norwegian” refers to the Norwegian Cruise Line brand, (ix) “Oceania Cruises” refers to the brand Oceania Cruises and (x) and “Regent” refers to the brand Regent Seven Seas Cruises.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our shareholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, director independence, Board committees, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is posted in the corporate governance section of our website at www.nclhltdinvestor.com.
Director Independence
Our Board currently consists of nine members. The Board has affirmatively determined that six of our nine directors, Messrs. David M. Abrams, Russell W. Galbut, Walter L. Revell, John W. Chidsey, F. Robert Salerno and Chad A. Leat, are independent under the applicable rules of the Nasdaq Stock Market LLC (“NASDAQ”) and rules and regulations of the SEC. In considering the independence of each director, the Board reviews information provided by each director and considers whether any director has a relationship that would interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director. The Board determined that Messrs. Frank J. Del Rio, Adam M. Aron and Steve Martinez are not independent. The Board previously determined that Messrs. Tan Sri Lim Kok Thay and David Chua Ming Huat, who each resigned from the Board on March 3, 2015, Messrs. Kevin C. Jones and Blondel So King Tak, who each resigned from the Board on April 9, 2015, Mr. Robert Seminara, who resigned from the Board on August 4, 2015 and Messrs. Kevin Crowe and Karl Peterson, who each resigned from the Board on March 7, 2016, were not independent.
Committees of the Board and Meetings
Our Company is governed by the Board and various committees of the Board that meet throughout the year. The standing committees of our Board include: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The functions of each of these committees are described below. Each committee has adopted a written charter and a copy of each committee charter is posted in the corporate governance section on our website at www.nclhltdinvestor.com. In addition to these committees, the Board may, from time to time, authorize additional Board committees to assist the Board in its responsibilities.
Board of Directors Meeting Attendance
During 2015, there were five meetings of the Board, 19 meetings of the Audit Committee, five meetings of the Compensation Committee and three meetings of the Nominating and Governance Committee. Each of our directors attended at least 75% of the aggregate of all meetings of the Board and of any committees on which he served during 2015. Pursuant to our Corporate Governance Guidelines, in addition to regularly scheduled Board meetings, during 2015 our independent directors held four regularly scheduled executive sessions without the presence of Company management.
We do not have a formal policy regarding Board member attendance at the annual general meeting of shareholders. Three of our directors attended the annual general meeting of the Company in 2015.
Audit Committee
Our Audit Committee consists of Chad A. Leat (Chairman), Walter L. Revell, F. Robert Salerno and John W. Chidsey. Our Board has determined that each of Messrs. Leat, Revell and Chidsey qualify as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. Mr. Leat’s, Mr. Revell’s and Mr. Chidsey’s biographies are each set forth under “Proposal 1—Election of Directors” below. Each of Messrs. Leat, Revell, Salerno and Chidsey are independent as independence is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the applicable rules of NASDAQ.

The principal duties and responsibilities of our Audit Committee are as follows:
•
to oversee and monitor the integrity of our financial statements;

•
to monitor our financial reporting process and internal control system;

•
to appoint our independent registered certified public accounting firm from time to time, determine their compensation and other terms of engagement and oversee their work;

•
to oversee the performance of our internal audit function; and

•
to oversee our compliance with legal, ethical and regulatory matters.

Our Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Compensation Committee
Our Compensation Committee consists of John W. Chidsey (Chairman), Chad A. Leat and Russell W. Galbut. Each of the current members of our Compensation Committee is an independent director under applicable NASDAQ rules. Our Board previously determined that Mr. Tan Sri Lim Kok Thay, who resigned from our Board and our Compensation Committee on March 3, 2015, Mr. Kevin Crowe, who stepped down from our Compensation Committee on March 27, 2015, Mr. F. Robert Salerno, who stepped down from our Compensation Committee on November 11, 2015, and Mr. Steve Martinez, who stepped down from our Compensation Committee on March 29, 2016, were not independent. Mr. David M. Abrams, who stepped down from our Compensation Committee on February 10, 2015, was not considered independent at the time he served on our Compensation Committee, but our Board has since determined he is independent due to his resignation from his position with Apollo.
The principal duties and responsibilities of our Compensation Committee are as follows:
•
to provide oversight and make recommendations to our Board on the development and implementation of the compensation policies, strategies, plans and programs for our key employees, executive officers and non-employee directors and disclosure relating to these matters and to establish and administer incentive compensation, benefit and related plans;

•
to review and make recommendations to our Board regarding corporate goals and objectives, performance and the compensation of our Chief Executive Officer, Chief Financial Officer and the other executive officers of us and our subsidiaries; and

•
to provide oversight and make recommendations to our Board concerning selection of officers, regarding performance of individual executives and related matters.

Our Compensation Committee is also responsible for reviewing the Compensation Discussion and Analysis included in this Proxy Statement and for preparing the Compensation Committee Report included in this Proxy Statement.
In making recommendations with respect to executive compensation, our Compensation Committee takes into account recommendations of our President and Chief Executive Officer in reviewing and recommending the compensation (including equity awards) of our executive officers (other than our President and Chief Executive Officer). In addition, our Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of our Compensation Committee. Our Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.
Our Compensation Committee is authorized to retain compensation consultants to assist in the review and analysis of the compensation of our executive officers. As further described under “Executive Compensation—Compensation Discussion and Analysis” below, our Compensation Committee engaged Compensia, Inc. (“Compensia”) in 2015 to advise our Compensation Committee regarding the amount and types of compensation that we provide to our executive officers, how our compensation practices compared to the compensation practices of other companies and to advise on matters related to our incentive compensation structures. Our Compensation Committee has assessed the independence of Compensia and concluded that its engagement of Compensia does not raise any conflict of interest.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of David M. Abrams (Chairman), John W. Chidsey and F. Robert Salerno. Each of the current members of our Nominating and Governance Committee is an independent director under applicable NASDAQ rules. Our Board previously determined that Mr. David Chua Ming Haut, who resigned from our Board and the Nominating and Governance Committee on March 3, 2015, Mr. Steve Martinez, who stepped down from our Nominating and Governance Committee on March 27, 2015, and Mr. Adam M. Aron, who stepped down from our Nominating and Governance Committee on March 29, 2016, were not independent.
The principal duties and responsibilities of our Nominating and Governance Committee are as follows:
•
to establish criteria for our Board and committee membership and recommend to our Board proposed nominees for election to our Board and for membership on committees of our Board;

•
to make recommendations regarding proposals submitted by our shareholders; and

•
to make recommendations to our Board regarding our Board’s governance matters and practices.

The Nomination Process
At an appropriate time prior to each annual general meeting of shareholders at which directors are to be elected, our Nominating and Governance Committee recommends to our Board for nomination by the Board such candidates as our Nominating and Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In addition, our Nominating and Governance Committee recommends candidates to serve on our Board at other times during the year, as needed.
As set forth in NCLH’s Corporate Governance Guidelines, our Nominating and Governance Committee seeks to elect directors who: (i) understand elements relevant to the success of a publicly traded company, (ii) understand our business and (iii) have a strong educational and professional background. In selecting director nominees for membership on our Board, our Nominating and Governance Committee may also consider the individual’s independence, character, ability to exercise sound judgment and demonstrated leadership skills. While our Board does not have a formal policy for the consideration of diversity in identifying nominees for directors, our Nominating and Governance Committee evaluates the composition of our Board to ensure that our Board encompasses a broad range of skills, expertise, industry knowledge and diversity of background and experience.
Our Nominating and Governance Committee will identify and consider candidates suggested by outside directors, management and/or shareholders and evaluate them in accordance with its established criteria. In addition, certain of our Sponsors have rights to nominate directors and our Nominating and Governance Committee must follow those requirements for as long as we are subject to those requirements. See “Proposal 1—Election of Directors” below.
Director candidates recommended by shareholders will be considered in the same manner as recommendations received from other sources. If a shareholder desires to recommend a director candidate for consideration by our Nominating and Governance Committee, recommendations should be sent in writing to the General Counsel and Assistant Secretary, Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive Miami, Florida 33126, together with appropriate biographical information concerning each proposed director candidate. Our Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Shareholders who are recommending candidates for consideration by our Board in connection with the next annual general meeting of shareholders should submit their written recommendation no later than January 1 of the year of that meeting.

Board Leadership Structure
Our Board believes its current leadership structure best serves the objectives of our Board’s oversight of management, our Board’s ability to carry out its roles and responsibilities on behalf of our shareholders, and our overall corporate governance. As summarized in the table below, our Board and each of its committees are currently led by independent directors, with our President and Chief Executive Officer separately serving as a member of our Board. Our Board believes that participation of our President and Chief Executive Officer as a director, while keeping the roles of President and Chief Executive Officer and Chairman of the Board separate, provides the proper balance between independence and management participation at this time. By having a separate Chairman of the Board, we maintain an independent perspective on our business affairs, and at the same time, through the President and Chief Executive Officer’s participation as a director, our Board receives valuable experience regarding our business and maintains a strong link between management and our Board, which promotes clear communication, enhances strategic planning, and improves implementation of corporate strategies.
The current leadership structure of our Board consists of:
Name	Title
Frank J. Del Rio	President, Chief Executive Officer and Director
Walter L. Revell	Chairman of the Board
Chad A. Leat	Chairman of the Audit Committee
John W. Chidsey	Chairman of the Compensation Committee
David M. Abrams	Chairman of the Nominating and Governance Committee
Our Board periodically reviews the leadership structure of our Board and may make changes in the future.
Board Role in Risk Oversight
One of the principal functions of our Board is to provide oversight concerning the assessment and management of risk related to our business. Our Board is involved in risk oversight through its approval authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing us, implementing appropriate risk management strategies and ensuring the information with respect to material risks is shared with our Board or the appropriate committee of our Board. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to us relating to such matters.
Our Board uses its committees to assist in their risk oversight function as follows:
•
Our Audit Committee is responsible for oversight of our financial controls and compliance activities. Our Audit Committee also oversees management’s process of identifying areas of major risk exposure facing us and the steps management has taken to monitor and control those risk exposures. Our Audit Committee receives regular reports from our Vice President of Internal Audit and, beginning in 2016, will receive reports from our Vice President of Enterprise Risk Management to provide our Audit Committee with a risk-based approach to overseeing our business.

•
Our Compensation Committee is responsible for oversight of risks associated with our compensation program.

•
Our Nominating and Governance Committee is responsible for oversight of risk associated with Board processes and corporate governance.

As needed at regular meetings of our Board, the committee members report to the full Board regarding matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Senior Vice President, General Counsel and Assistant Secretary regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Our Board believes that the structure and assigned responsibilities described above provide the appropriate focus, oversight and communication of key risks we face. Our Board also believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our Board’s leadership structure described under “—Board Leadership Structure” above.
Family Relationships
There are no family relationships between or among any of our executive officers and directors or director nominees.
Code of Ethics
We have adopted a Code of Ethical Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, and our directors. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Ethical Business Conduct is posted on our website: www.nclhltdinvestor.com under “Corporate Governance.” We intend to disclose waivers from, and amendments to, our Code of Ethical Business Conduct that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, by posting such information on our website www.nclhltdinvestor.com to the extent required by applicable rules of the NASDAQ and rules and regulations of the SEC.
Contacting Members of the Board of Directors
Shareholders may send written communications to our Board or to specified individuals on our Board, c/o Norwegian Cruise Line Holdings Ltd.’s General Counsel and Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126. All mail received will be opened and communications from verified shareholders that relate to matters that are within the scope of the responsibilities of our Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairman of the Board or any specified individual director, as applicable. If the correspondence is addressed to our Board, the Chairman will distribute it to the other Board members if he determines it is appropriate for the full Board to review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information regarding the beneficial ownership of the equity securities of NCLH as of March 14, 2016 (except where another date is indicated) by:
•
each person that is known by us to be a beneficial owner of more than 5% of our outstanding equity securities;

•
each of our Named Executive Officers;

•
each of our current directors and director nominees; and

•
all current directors and current executive officers as a group.

Pursuant to the Shareholders’ Agreement, Genting HK, subject to certain consent rights, granted to the Apollo Holders the right to vote our ordinary shares held by affiliates of Genting HK, and the TPG Viking Funds granted the Apollo Holders the right to vote our ordinary shares that are held by the TPG Viking Funds in connection with certain transactions that require the vote of our shareholders. We refer you to “Certain Relationships and Related Party Transactions” for more details on our relationship with our Sponsors and the Shareholders’ Agreement.
There were 226,917,770 ordinary shares issued and outstanding as of March 14, 2016.
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities (including as further described in the footnotes to the following table). Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise indicated in the footnotes below, as provided in the Shareholders’ Agreement described below and as subject to applicable community property laws, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated ordinary shares. Unless indicated otherwise, the address of each individual listed in the table is c/o Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126.
	Ordinary Shares Beneficially Owned
Name and Address (1)	Number	Percent
Apollo Holders(2)	36,103,782	15.9%
Star NCLC(3)	25,398,307	11.2%
T. Rowe Price Associates, Inc.(4)	20,140,661	8.9%
TPG Viking Funds(5)	5,329,834	2.3%
Steve Martinez(6)	—	—
Adam M. Aron	2,167	*
David M. Abrams	2,066	*
John W. Chidsey	8,287	*
Walter L. Revell	12,666	*
F. Robert Salerno	6,543	*
Chad A. Leat	5,000	*
Russell W. Galbut	420,697	*
Frank J. Del Rio(7)	703,490	*
Kevin M. Sheehan(8)	1,083,094	*
Wendy A. Beck(9)	481,588	*
Andrew Stuart(10)	491,351	*
Jason M. Montague(11)	65,805	*
Robert Binder	—	—
All current directors and current executive officers as a group (16 persons)(12)	2,331,034	1.0%

*
Indicates less than one percent.

(1)
This table is based on information supplied to us by our executive officers, directors and principal shareholders or included in Schedules 13D and 13G filed with the SEC.

(2)
The Apollo Holders (AAA Guarantor—Co-Invest VI (B), L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AAA Guarantor—Co-Invest VII, L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P. and Apollo Management VII, L.P.) hold of record an aggregate of 36,103,782 ordinary shares of NCLH. Under the terms of the Shareholders’ Agreement, the Apollo Holders also have the right to vote the ordinary shares of NCLH held by affiliates of Genting HK (including Star NCLC), and the ordinary shares of NCLH held by the TPG Viking Funds, in connection with certain transactions that require the vote of our shareholders, and to consent to certain transfers of such shares. The Apollo Holders also have the right under the Shareholders’ Agreement to, under certain circumstances, require each of Star NCLC Holdings Ltd., TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P. and TPG Viking AIV III, L.P. to sell the ordinary shares of NCLH held by such entity to a third party purchaser. See “Certain Relationships and Related Party Transactions—The Shareholders’ Agreement.” The Apollo affiliate that serves as the general partner or managing general partner of each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI. L.P., Apollo Overseas Partners VI, L.P. and Apollo Overseas Partners (Germany) VI. L.P. is an affiliate of Apollo Principal Holdings I, L.P. Apollo Principal Holdings I GP, LLC is the general partner of Apollo Principal Holdings I, L.P. The Apollo affiliate that serves as the general partner of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P. and AIF VI Euro Holdings, L.P., and the Apollo affiliate that serves as the general partner of AIF VII Euro Holdings, L.P., are each an affiliate of Apollo Principal Holdings III, L.P. Apollo Principal Holdings III GP, Ltd. is the general partner of Apollo Principal Holdings III, L.P. Apollo Alternative Assets, L.P., which is an affiliate of Apollo Management Holdings, L.P., provides management services to AAA Guarantor—Co-Invest VI (B), L.P., AAA Guarantor—Co-Invest VII, L.P., and to the Apollo affiliate that serves as the general partner of AAA Guarantor—Co-Invest VI (B), L.P. and AAA Guarantor—Co-Invest VII, L.P. Apollo Management VI, L.P. and Apollo Management VII, L.P., which serve as the managers of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners (Germany) VI, L.P. and AIF AIF VI Euro Holdings, L.P., and AIF VII Euro Holdings, L.P., respectively, are also each affiliates of Apollo Management Holdings, L.P. Apollo Management Holdings GP, LLC is the general partner of Apollo Management Holdings, L.P. Leon Black, Joshua Harris and Marc Rowan are the managers of Apollo Principal Holdings I GP, LLC, the managers, as well as executive officers, of Apollo Management Holdings GP, LLC, and the directors of Apollo Principal Holdings III GP, Ltd. and as such may be deemed to have voting and dispositive control over our ordinary shares that are held by the Apollo Holders. The address for each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Alternative Assets, L.P., Apollo Principal Holdings I, L.P. and Apollo Principal Holdings I GP, LLC is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address for each of Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Principal Holdings III, L.P. and Apollo Principal Holdings III GP, Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, Grand Cayman KY1-9005, Cayman Islands. The address for AAA Guarantor—Co-Invest VII, L.P. is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands. The address for AAA Guarantor—Co-Invest VI (B), L.P. is c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH

96960. The address for Apollo Management VI, L.P., Apollo Management VII, L.P., Apollo Management Holdings, L.P. and Apollo Management Holdings GP, LLC, and for Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.
(3)
Star NCLC, a Bermuda company, is a wholly owned subsidiary of Genting HK. Genting HK owns NCLH’s ordinary shares indirectly through Star NCLC. The address of each of Genting HK and Star NCLC is c/o Suite 1501, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR. As of March 14, 2016, the principal shareholders of Genting HK are:

Percentage Ownership in Genting HK
Golden Hope Limited (“GHL”)(a)	53.67%
Genting Malaysia Berhad (“GENM”)(b)	16.87%

(a)
GHL is a company incorporated in the Isle of Man acting as trustee of the Golden Hope Unit Trust, a private unit trust which is held directly and indirectly by First Names Trust Company (Isle of Man) Limited, as trustee of a discretionary trust, the beneficiaries of which are Tan Sri Lim Kok Thay and certain members of his family (the “Lim Family”).

(b)
GENM is a Malaysian company listed on the Main Market of Bursa Malaysia Securities Berhad in which Parkview Management Sdn Bhd as trustee of a discretionary trust, the beneficiaries of which are the Lim Family, has a substantial indirect beneficial interest.

As a result, an aggregate of 70.54% of Genting HK’s outstanding shares is owned by GENM and GHL as trustee of the Golden Hope Unit Trust, directly or indirectly, as of March 14, 2016.
(4)
The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Of the amount reported as beneficially owned, T. Rowe Price Associates, Inc. has sole voting power over 6,613,852 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 20,140,661 ordinary shares. The foregoing information is as of December 31, 2015 and is based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 9, 2016.

(5)
TPG Viking, L.P., a Delaware limited partnership (“Viking L.P.”), TPG Viking AIV I, L.P., a Cayman Islands exempted limited partnership (“Viking AIV I”), TPG Viking AIV II, L.P., a Cayman Islands exempted limited partnership (“Viking AIV II”), and TPG Viking AIV III, L.P., a Delaware limited partnership (“Viking AIV III”), hold an aggregate of 5,329,834 ordinary shares of NCLH. The general partner of Viking L.P. is TPG GenPar V, L.P., a Delaware limited partnership, whose general partner is TPG GenPar V Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership (“Group Holdings”), whose general partner is TPG Group Holdings (SBS Advisors, Inc., a Delaware corporation (“Group Advisors”). The general partner of each of Viking AIV I, Viking AIV II and Viking AIV III is TPG Viking AIV GenPar, L.P., a Cayman Islands exempted limited partnership, whose general partner is TPG Viking AIV GenPar Advisors, Inc., a Cayman Islands exempted company, whose sole shareholder is TPG Holdings III, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, L.P., a Delaware limited partnership, whose general partner is TPG Holdings III-A, Inc., a Cayman Islands exempted company, whose sole shareholder is Group Holdings. David Bonderman and James G. Coulter are officers and sole shareholders of Group Advisors and may therefore be deemed to be the beneficial owners of the ordinary shares held by the TPG Viking Funds (the “TPG Shares”). Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of the TPG Viking Funds, Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(6)
Mr. Martinez is affiliated with Apollo as a senior partner of Apollo Management, L.P. Mr. Martinez disclaims beneficial ownership of any of our ordinary shares that are beneficially owned by any of the Apollo Holders or Apollo’s other affiliates. The address of Mr. Martinez is c/o Apollo Management, L.P., 9 West 57th Street, 43rd floor, New York, New York 10019.

(7)
Reflects our ordinary shares and 52,083 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 14, 2016. Includes 304,373 shares held indirectly through Breeze Hill Investments, LLC and 135,754 shares held by GCO Management, LLC, which is owned by a family trust. Mr. Del Rio has shared voting and investment power over the shares held through Breeze Hill Investments, LLC. In December 2014, prior to Mr. Del Rio’s appointment as President and Chief Executive Officer of the Company, Mr. Del Rio, Breeze Hill Investments, LLC and GCO Management, LLC each entered into prepaid variable forward sale contracts that cover 177,152, 264,213 and 117,842 shares held by Mr. Del Rio, Breezehill Investments, LLC and GCO Management, LLC, respectively. On February 26, 2016, Mr. Del Rio, Breeze Hill Investments, LLC and GCO Management, LLC each entered into new prepaid variable forward sale contracts that replaced the December 2014 contracts and that cover the 177,152, 264,213 and 117,842 shares held by Mr. Del Rio, Breezehill Investments, LLC and GCO Management, LLC, respectively. These shares are pledged to the counter-parties to the prepaid variable forward sale contracts to secure the obligations under the contracts.

(8)
Reflects our ordinary shares. Includes 124,714 ordinary shares held by Mr. Sheehan’s family trust. Mr. Sheehan served as our President and Chief Executive Officer until his resignation on January 8, 2015. His beneficial ownership amount is based on information in the most recent Form 4 Mr. Sheehan filed with the SEC regarding NCLH shares (dated November 12, 2014), adjusted to give effect to subsequent transactions through March 14, 2016, of which we are aware, in connection with employment-related equity awards.

(9)
Reflects our ordinary shares and 239,795 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 14, 2016. Includes 1,200 ordinary shares held by Ms. Beck’s children for which she serves as custodian. 216,535 ordinary shares are pledged to secure a line of credit.

(10)
Reflects our ordinary shares and 220,551 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 14, 2016. 270,800 ordinary shares are pledged to secure a line of credit.

(11)
Reflects our ordinary shares and 25,000 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 14, 2016.

(12)
Reflects our ordinary shares and 564,929 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 14, 2016 that are held collectively by our current directors and current executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the members of our Board, our executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during 2015 were timely filed with the exception of a Form 4 filed by Mr. Montague to report the grant of a stock option on February 2, 2015, which was filed late.

PROPOSAL 1 — ELECTION OF DIRECTORS
General
In accordance with our bye-laws, the number of directors comprising our Board will be as determined from time to time by resolution of our Board, provided that there shall be at least seven but no more than eleven directors. The composition of our Board and committees of our Board are subject to requirements in the Shareholders’ Agreement. Our Board currently consists of nine directors. Under our bye-laws, our Board is divided into three classes, each of whose members serve for staggered three-year terms. Information as to the directors currently comprising each class of directors, their independence and the current expiration date of the term of each class of directors is set forth in the following table:
Class	Directors Comprising Class(1)	Current Term Expiration Date
Class I	David M. Abrams ♦ John W. Chidsey ♦ Russell W. Galbut ♦	2017 Annual General Meeting
Class II	Adam M. Aron F. Robert Salerno ♦ Walter L. Revell ♦	2018 Annual General Meeting
Class III	Steve Martinez Frank J. Del Rio Chad A. Leat ♦	2016 Annual General Meeting

(1)
Messrs. Abrams, Chidsey, Aron, Salerno and Martinez were originally appointees of the Apollo Holders. Mr. Revell was originally an appointee of Genting HK. Mr. Del Rio was appointed to the Board in accordance with his amended employment agreement.

♦
Indicates independence.

Each director is to hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal. A director appointed by our Board to fill a vacancy (including a vacancy created by an increase in the size of our Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his successor is elected and qualified, or until his earlier death, resignation, or removal.
At any meeting of our Board, except as otherwise required by law, our bye-laws provide that a majority of the total number of directors then in office will constitute a quorum for all purposes. Pursuant to the Shareholders’ Agreement, the Apollo Holders and Genting HK, for so long as certain conditions are met, have rights to nominate directors on our Board. Genting HK waived certain rights related to our Board on April 9, 2015 and the Apollo Holders have refrained from exercising certain rights related to our Board in the interest of increasing the independence of our Board. We refer you to “Certain Relationships and Related Party Transactions—The Shareholders’ Agreement” for more information regarding Genting HK’s waiver, the governance arrangements for the Company among our Sponsors and the process for selection of directors by certain of our Sponsors.
As discussed in greater detail under the heading “Corporate Governance—Director Independence,” our Board has determined that six of the current members of our Board are independent directors within the meaning of the listing standards of NASDAQ and applicable rules and regulations of the SEC.
At the Annual General Meeting, three directors will be elected to our Board as Class III directors. Our Nominating and Governance Committee recommended, and our Board nominated, each of Messrs. Steve Martinez, Frank J. Del Rio and Chad A. Leat as nominees for election as Class III members of our Board at the Annual General Meeting. If elected, each of the nominees will serve until our 2019 annual general meeting and until his successor is elected and qualified, or until his earlier death, resignation, or removal.
If any of the nominees becomes unable or unwilling for good cause to serve if elected, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board, subject, in each case, to the requirements of our Shareholders’ Agreement. Each person nominated for election has consented to be named in this Proxy Statement and agreed to serve if elected.

Directors Standing for Election
Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that our Board believes each nominee brings to our Board.
Steve Martinez, age 47, became a director of the Company in January 2008. Mr. Martinez is a Senior Partner and Head of Asia Pacific Private Equity for Apollo. Mr. Martinez currently serves on the board of directors of Ventia Services Group Pty Ltd, an Australian operations and facilities management services company, Veritable Maritime, an owner of crude oil tankers, and Nine Entertainment, an Australia-based television broadcast and media company. He has previously served on the boards of directors of Allied Waste Industries, Goodman Global, Hayes-Lemmerz International, Hughes Telematics, Rexnord Corporation, Jacuzzi Brands and, prior to the Acquisition, Prestige Cruise Holdings, Inc. Prior to joining Apollo, Mr. Martinez was a member of the Mergers and Acquisitions department of Goldman, Sachs & Co. with responsibilities in merger structure negotiation and financing. Before that he worked at Bain & Company Tokyo advising U.S. corporations on corporate strategies in Japan. Mr. Martinez received an MBA from the Harvard Business School and a BA and BS from the University of Pennsylvania and the Wharton School of Business, respectively. Mr. Martinez has over 17 years of experience analyzing and investing in public and private companies and has significant experience in serving on boards of directors. Mr. Martinez participated in the diligence of the Apollo Holders’ investment in the Company and provides our Board with insight into strategic and financial matters of interest to the Company’s management and shareholders. In light of our ownership structure and Mr. Martinez’s position with Apollo and his business experience, we believe that it is appropriate for Mr. Martinez to serve as a director of the Company.
Frank J. Del Rio, age 61, became a director of the Company in August 2015 and has served as President and Chief Executive Officer of the Company since January 2015. Mr. Del Rio founded Oceania Cruises in October 2002 and has served as Chief Executive Officer of Prestige or its predecessor since October 2002. Mr. Del Rio has been responsible for the financial and strategic development of Oceania Cruises and Regent Seven Seas Cruises. Prior to founding Oceania Cruises, Mr. Del Rio played a vital role in the development of Renaissance Cruises, serving as Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer from 1993 to April 2001. Mr. Del Rio holds a B.S. in Accounting from the University of Florida and is a Certified Public Accountant (inactive license). In light of the managerial and operational expertise Mr. Del Rio has as a result of his position as President and Chief Executive Officer of our Company and his long track record of success in the cruise industry, we believe it is appropriate for Mr. Del Rio to serve as a director of the Company.
Chad A. Leat, age 60, became a director of the Company in November 2015. He is a retired Vice Chairman of Global Banking at Citigroup Inc., and has nearly thirty years of markets and banking experience on Wall Street. He is a leader and innovator in corporate credit and M&A finance. Mr. Leat joined Salomon Brothers in 1997 as a partner in High Yield Capital Markets, which became Citigroup in 1998, from where he retired in 2013 as Vice Chairman of Global Investment Banking. Over the years he served on the firm’s Investment Banking Management Committee, the Fixed Income Management Committee and the Capital Markets Origination Committee. From 1998 until 2005 he served as the Global Head of Loans and Leveraged Finance. Mr. Leat began his career on Wall Street at The Chase Manhattan Corporation in their Capital Markets Group in 1985 where he ultimately became the head of their highly successful Syndications, Structured Sales and Loan Trading businesses.
Mr. Leat serves on the Board of Directors and as Chairman of the Audit Committee of Pace Holdings Corp. Mr. Leat serves on the Supervisory Board of Directors of BAWAG P.S.K. and is the Chairman of the Audit Committee. He is also Chairman of the Board of Directors of MidCap Financial, PLC, a middle-market direct commercial lending business. Previously, Mr. Leat served as Chairman of the Board of Directors of HealthEngine LLC and served on the Board of Directors of Global Indemnity, PLC.
Mr. Leat is dedicated to many civic and philanthropic organizations. He is a member of the Economic Club of New York and has served on the boards of several charitable organizations. Currently, he is a member of the Board of Directors of The Hampton Classic Horse Show and is a Trustee of the Parrish Museum of Art. Mr. Leat is a graduate of the University of Kansas, where he received his Bachelors of

Science degree. In light of his significant experience in the financial sector and experience as a board member, we believe that it is appropriate for Mr. Leat to serve as a director of the Company. Mr. Leat was identified for consideration by the Nominating and Governance Committee by one of our non-employee directors.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
Directors Continuing in Office
The following is biographical information on the remainder of our directors continuing in office as well as the key attributes, experience and skills that our Board believes such current directors contribute to our Board.
Class I Directors
The following Class I directors are serving for a term ending in 2017:
David M. Abrams, age 49, became a director of the Company in April 2014. He has been the Senior Managing Director of Cerberus European Capital Advisors, LLP since January 2016. He was previously a Partner of Apollo Global Management, LLC having founded the Apollo European Principal Finance Fund franchise which he ran from 2007 until 2015. In November 2014, Mr. Abrams became the Co-Managing Partner of the Scranton/Wilkes-Barre RailRiders, the AAA-Affiliate of the New York Yankees. In January 2015, Mr. Abrams acquired and became the Chairman of Keemotion SPRL, a leading sports technology company with operations in the U.S. and Europe. From 1996 through 2007, Mr. Abrams was a Managing Director in the Leveraged Finance Group of Credit Suisse, based in London and New York. From 2004 through 2007, he founded and was the Head of the Specialty Finance Investment business which included investing in non-performing loans portfolios and distressed assets. From 1996 through 2004, Mr. Abrams was a founding member and Co-Head of the top ranked Global Distressed Sales and Trading Group at Credit Suisse (and its predecessor Donaldson, Lufkin & Jenrette, Inc.). Mr. Abrams began his career in 1989 as an analyst in the Investment Banking Division of Bear, Stearns & Co. and then as an associate/vice president at the Argosy Group, a boutique corporate restructuring firm. Mr. Abrams graduated cum laude with a BS in Economics from the University of Pennsylvania’s Wharton School of Business. In light of our ownership structure and Mr. Abrams’s business and finance experience, we believe that it is appropriate for Mr. Abrams to serve as a director of the Company.
John W. Chidsey, age 53, became a director of the Company in April 2013. He is an executive board member of HotSchedules (formerly the Red Book Connect), a company that helps the retail, restaurant and hospitality industries solve complex managerial challenges, increase operational efficiency and improve profitability through a comprehensive, cloud-based technology platform. Mr. Chidsey was previously the chairman and chief executive officer of Burger King Corporation. Prior to being named chief executive officer, he served as president and chief financial officer, and prior to that as president of the Americas and as president of North America. Prior to his appointment at Burger King Corporation in March 2004, Mr. Chidsey served as chairman and CEO for two corporate divisions at Cendant: the Vehicle Services Division, a $5.9 billion division, which included Avis Rent A Car, Budget Rent A Car Systems, PHH and Wright Express, and the Financial Services Division, a $1.4 billion division that included Jackson Hewitt. He joined Cendant in 1996 as Senior Vice President, Preferred Alliances. From 1992 to 1995, Mr. Chidsey served in various senior leadership positions with Pepsi, including as the director of finance of Pepsi-Cola Eastern Europe and the chief financial officer of PepsiCo World Trading Co., Inc. Mr. Chidsey holds a master’s of business administration degree in finance and accounting and a Juris Doctorate from Emory University, as well as a bachelor’s degree from Davidson College. He serves on the board of Instawares Holding Company in Atlanta, Georgia, Talon Aerolytics in Atlanta, Georgia and on the board of HealthSouth in Birmingham, Alabama, as well as on the Board of Trustees for Davidson College in Davidson, North Carolina. Mr. Chidsey is a certified public accountant and a member of the Georgia Bar Association. In light of Mr. Chidsey’s business experience, we believe that it is appropriate for Mr. Chidsey to serve as a director of the Company.

Russell W. Galbut, age 63, became a director of the Company in November 2015. He currently serves as the Managing Principal of Crescent Heights, one of America’s largest and most respected residential developers of quality condominiums. Mr. Galbut has been active in the urban mixed-use real estate sector for over 30 years. After graduating from Cornell University School of Hotel Administration, Mr. Galbut became a Florida licensed CPA (currently inactive). In 1980, Mr. Galbut received his J.D. degree from the University of Miami School of Law. Mr. Galbut served as a member of the Board of Directors of Prestige Cruises International, Inc. or its predecessor from September 2005 until Norwegian Cruise Line Holdings Ltd.’s acquisition of Prestige in November 2014. He also previously served on several charitable boards, and serves on the Dean’s Advisory Board for the Cornell University School of Hotel Administration. In light of Mr. Galbut’s comprehensive business experience and background in hospitality, we believe that it is appropriate for Mr. Galbut to serve as a director of the Company. Mr. Galbut was identified for consideration by the Nominating and Governance Committee by our President and Chief Executive Officer.
Class II Directors
The following Class II directors are serving for a term ending in 2018:
Adam M. Aron, age 61, became a director of the Company in January 2008. In January 2016, Mr. Aron became the Chief Executive Officer and President of AMC Entertainment Holdings, Inc. Mr. Aron also served as Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc., on an interim basis, from February 2015 until December 2015. Since 2006, he has been Chairman and CEO of World Leisure Partners, Inc., a personal consultancy for matters related to travel and tourism, high-end real estate development, professional sports and which sometimes has acted in partnership with Apollo. Mr. Aron has previously served as CEO of the Philadelphia 76ers from 2011 to 2013, Chairman of the Board and Chief Executive Officer of Vail Resorts, Inc., from 1996 to 2006; President and CEO of Norwegian Cruise Line, from 1993 to 1996; Senior Vice President of Marketing for United Airlines, from 1990 to 1993; and Senior Vice President-Marketing for Hyatt Hotels Corporation, from 1987 to 1990. Between August 2006 and December 2015, Mr. Aron served on the board of directors of Starwood Hotels and Resorts Worldwide, Inc. and, prior to the Acquisition, served on the board of Prestige Cruise Holdings, Inc. He is a member of the Council on Foreign Relations, and is a former member of the Young Presidents’ Organization and Business Executives for National Security. Mr. Aron received a Master’s of Business Administration degree with Distinction from the Harvard Business School and a Bachelor of Arts degree cum laude from Harvard College. Mr. Aron has 36 years of experience managing companies operating in the travel and leisure industries and provides our Board with, among other skills, valuable insight and perspective on the travel and leisure operations of the Company. In light of Mr. Aron’s business experience, we believe that it is appropriate for Mr. Aron to serve as a director of the Company.
F. Robert Salerno, age 64, became a director of the Company in January 2014. Mr. Salerno was Vice Chairman of Avis Budget Group from June 2010 to December 2011. From August 2006 to June 2010, Mr. Salerno served as President and Chief Operating Officer of Avis Budget Group, overseeing domestic and international operations for the Avis and Budget brands. He previously served as President and Chief Operating Officer of Avis Rent A Car from 1996 through 2002, and as President and Chief Operating Officer of Cendant Car Rental Group from November 2002 to June 2003. He was appointed Director of Avis Budget Group in 2006, and has served on the board of directors since then. Mr. Salerno possesses a bachelor’s degree from Marquette University. In light of Mr. Salerno’s significant public company and business experience, we believe that it is appropriate for Mr. Salerno to serve as director of the Company.
Walter L. Revell, age 81, became Chairman of the Board in March 2015. He has served as a director of the Company since June 2005 and as a director of certain predecessor companies beginning in 1993. He served as Chairman of the Audit Committee of the Company from June 2005 until November 2015. Since 1984, Mr. Revell has been Chairman of the Board and Chief Executive Officer of Revell Investments International, Inc., a diversified investment, development and management company located in Coral Gables, Florida. Since 2002, Mr. Revell has also served as a director of International Finance Bank in Miami, Florida, the U.S. holding of the Fierro Group in Madrid, operating in the Caribbean, Central and South America, and became Chairman of the Board in September 2013. He also is Chairman of the Board of SYMX Corporation, a global healthcare and infrastructure finance and development company.

Mr. Revell was Secretary of Transportation for the State of Florida from 1972 to 1975, in the Askew Administration, and is a former Chairman of the Board of the Florida Chamber of Commerce. He previously was a director of The St. Joe Company, a large, diversified real estate company and major landowner (NYSE); Rinker Group Limited (Australia), a major producer of construction materials in several countries; Calpine Corporation, a major independent producer of electric power throughout the country (NYSE); Dycom Industries, Inc., a telecommunications and electrical services company (NYSE), and Sun Banks, Inc., the Florida holding company (NYSE). Mr. Revell is a graduate of Florida State University. Mr. Revell has over 40 years of business experience investing and operating in a diverse range of industries and has significant experience serving on boards of directors. In light of Mr. Revell’s business experience, we believe that it is appropriate for Mr. Revell to serve as a director of the Company.

DIRECTOR COMPENSATION
Directors’ Compensation Policy
At the beginning of 2015, we adopted a Directors’ Compensation Policy. Under the policy, each member of our Board who was not employed by us or affiliated with the Sponsors (a “Non-Affiliated Director”) received the following cash compensation: (1) an annual retainer of  $100,000, payable in four equal quarterly installments, and (2) $10,000 for each Board or committee meeting located in the United Kingdom attended in-person, provided that only one meeting fee was payable for multiple Board or committee meetings held on the same day or over consecutive days. The Chairperson of the Audit Committee received an additional annual retainer, payable in four equal quarterly installments, of  $10,000, and each member of the Audit Committee received a fee of   $1,200 for each Audit Committee meeting attended in-person or telephonically. The annual retainer and any additional retainers were each pro-rated for partial years of service.
The Non-Affiliated Directors had the right to elect to receive their annual retainers in the form of a restricted share award in lieu of cash. Any such restricted share award was automatically granted on the first business day of the calendar year, and vested in four substantially equal quarterly installments on the last day of each quarter in the applicable calendar year (which vesting schedule corresponded to the payment schedule for the annual retainers).
In addition, Non-Affiliated Directors were entitled to receive (1) an initial restricted share award in connection with the Non-Affiliated Director’s appointment to the Board valued at $100,000 on the date of the award and (2) an annual restricted share award on the first business day of each calendar year valued at $50,000 on the date of the award. Each Non-Affiliated Director’s initial award vested in four substantially equal annual installments on each of the first four anniversaries of the grant date. Each Non-Affiliated Director’s annual restricted share award vested in four substantially equal quarterly installments on the last day of each quarter in the applicable calendar year. Each Non-Affiliated Director’s annual restricted share award was pro-rated for partial years of service.
Amended Directors’ Compensation Policy
Our Board is focused on attracting and retaining members with the expertise, background and experience needed to lead our Company. During 2015, the Compensation Committee, which oversees our Directors’ Compensation Policy, requested that its independent compensation consultant, Compensia, Inc., perform an analysis of our director compensation practices. As part of its analysis, Compensia compared the cash and equity compensation provided under our Directors’ Compensation Policy to the cash and equity compensation provided to the directors at the companies in our 2015 Peer Group (which are listed in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement below). Based on this analysis, our Board amended the Directors’ Compensation Policy in November 2015.
Under the amended policy, each member of our Board who is not employed by us is entitled to receive the following cash compensation: (1) an annual retainer of  $100,000, payable in four equal quarterly installments, and (2) $10,000 for each Board or committee meeting located outside such director’s country of residence attended in-person, provided that only one meeting fee is payable for multiple Board or committee meetings held on the same day or over consecutive days. Each of our directors is also reimbursed for reasonable out-of-pocket expenses for attendance at Board and committee meetings. Any director serving in the following positions is entitled to receive the following additional annual retainers, payable in four equal quarterly installments: (1) Chairperson of the Board: $50,000; (2) Chairperson of the Audit Committee: $30,000; (3) Chairperson of the Compensation Committee: $20,000; (4) Chairperson of the Nominating and Governance Committee: $20,000; (5) Audit Committee member (other than the Chairperson of the Audit Committee): $15,000. All annual retainers are pro-rated for partial years of service.
The directors have the right to elect to receive their $100,000 annual retainers in the form of a restricted share unit award in lieu of cash. Any such restricted share unit award will automatically be granted on the first business day of each calendar year, and vest in one installment on the first business day of the calendar year following the year the award is granted.

In addition, each director is entitled to receive an annual restricted share unit award on the first business day of each calendar year, beginning with 2016, valued at $125,000 on the date of the award. Each director’s annual restricted share unit award vests in one installment on the first business day of the calendar year following the year the award was granted. Each director’s annual restricted share unit award will be pro-rated if the director joins the Board after the first business day of the given year.
To enhance their understanding of the Company’s products, each director is invited and encouraged to take one cruise with a guest of their choice on one of the Company’s brands annually. The director is responsible for taxes and certain fees and any onboard spending.
Messrs. Martinez, Aron, Peterson, Crowe, Seminara, Jones, Chua Ming Huat, Lim Kok Thay and So King Tak elected not to receive compensation for their services on our Board in 2015. Mr. Del Rio, as an employee of the Company, was not entitled to receive any additional fees for his services as a director. The following table presents information on compensation to the following individuals for the services provided as a director during the year ended December 31, 2015.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter L. Revell	144,222	99,938	—	—	—	—	244,160
John W. Chidsey	108,679	74,954	—	—	—	—	183,633
Tan Sri Lim Kok Thay(3)	—	—	—	—	—	—	—
David Chua Ming Huat(4)	—	—	—	—	—	—	—
Steve Martinez	—	—	—	—	—	—	—
Adam M. Aron	—	—	—	—	—	—	—
Karl Peterson(5)	—	—	—	—	—	—	—
Kevin Crowe(6)	—	—	—	—	—	—	—
F. Robert Salerno	153,679	49,969	—	—	—	—	203,648
Robert Seminara(7)	—	—	—	—	—	—	—
David M. Abrams	70,000	120,758	—	—	—	—	190,758
Russell W. Galbut	13,859	—	—	—	—	—	13,859
Chad A. Leat	18,016	—	—	—	—	—	18,016
Kevin C. Jones(8)	—	—	—	—	—	—	—
Blondel So King Tak(9)	—	—	—	—	—	—	—

(1)
Mr. Revell’s compensation relates to his role as Chairman of the Board and Chairman of the Audit Committee (each pro-rated for 2015), director and as an Audit Committee member. Mr. Chidsey’s and Mr. Salerno’s compensation relates to their roles as directors, as well as their membership on the Audit Committee. Mr. Abrams’s and Mr. Galbut’s compensation relates to their roles as directors (each pro-rated for 2015). Mr. Leat’s compensation relates to his role as a director and Chairman of the Audit Committee (pro-rated for 2015). No other directors received any form of compensation for their services in their capacity as a director during the 2015 calendar year.

(2)
The amounts reported in the “Stock Awards” column of the table above reflect the grant date fair value under FASB ASC Topic 718 of the restricted share awards granted to our Non-Affiliated Directors in 2015. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the restricted share awards contained in “Note 10, Employee Benefits and Share Option Plans” to our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed on February 29, 2016. As of December 31, 2015, Mr. Salerno held 684 unvested restricted shares and Mr. Abrams held 1,716 unvested restricted shares. None of our directors held any outstanding options at December 31, 2015.

(3)
Mr. Lim Kok Thay’s Board service ended on March 3, 2015.

(4)
Mr. Chua Ming Huat’s Board service ended on March 3, 2015.

(5)
Mr. Peterson’s Board service ended on March 7, 2016.

(6)
Mr. Crowe’s Board service ended on March 7, 2016.

(7)
Mr. Seminara’s Board service ended on August 4, 2015.

(8)
Mr. Jones’s Board service ended on April 9, 2015.

(9)
Mr. So King Tak’s Board service ended on April 9, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions
The Audit Committee of our Board is responsible for the review and approval of all related party transactions; however, the Audit Committee does not have a written policy regarding the approval of related party transactions. As part of its review and approval of a related party transaction, the Audit Committee considers:
•
the nature of the related party’s interest in the transaction;

•
the material terms of the transaction, including the amount involved and type of transaction;

•
the importance of the transaction to the related party and to us;

•
whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•
any other matters the Audit Committee deems appropriate.

Relationships and Transactions
Mr. Frank A. Del Rio, who is the son of our President, Chief Executive Officer and director, Mr. Frank J. Del Rio, is the Senior Vice President of Port, Destinations and Onboard Revenue. From January 1, 2015 through March 14, 2016, Mr. Frank A. Del Rio’s total compensation was $1,577,241 which includes his base salary, bonus, equity awards and an annual car allowance. He is eligible to participate in the Company’s general employee benefit plans.
Mr. Rogelio (Roger) Del Rio, who is the brother of our President, Chief Executive Officer and director, Mr. Frank J. Del Rio, is the Senior Director of Hotel Procurement. From January 1, 2015 through March 14, 2016, Mr. Roger Del Rio’s total compensation was $257,389, which includes his base salary, bonus and equity awards. He is eligible to participate in the Company’s general employee benefit plans.
Ms. Shannon Konermann, who is the domestic partner of our Executive Vice President, Vessel Operations, Mr. T. Robin Lindsay, was our Vice President, Fleet Personnel. From January 1, 2015 through March 14, 2016, Ms. Konermann’s total compensation was $332,943 which includes her base salary, bonus, a car allowance and severance payments.
In March 2015, the Company entered into an agreement with SWB Yankees, LLC related to sponsorship of and advertising with the Scranton/Wilkes-Barre RailRiders, a Minor League Baseball team. Pursuant to the agreement, the Company will pay an annual fee to SWB Yankees, LLC of  $200,000. Mr. David M. Abrams, one of our directors, is the co-managing partner of the Scranton/Wilkes-Barre RailRiders.
Transactions with Genting HK, Apollo and TPG
In December 2015, as part of a public equity offering of the Company’s ordinary shares owned by the Apollo Holders and Genting HK, we repurchased 348,553 of the Company’s ordinary shares sold in the offering for approximately $20.0 million pursuant to the Company’s existing share repurchase program.
We contract with Avaya, Inc., an affiliate of TPG, for telecommunication services and equipment. During 2015, we paid approximately $1.7 million to Avaya, Inc.
We contract with Sunguard Availability Services, LP, an affiliate of TPG, for information technology services and equipment. During 2015, we paid approximately $3.2 million to Sunguard Availability Services, LP.
Presidio LLC, an affiliate of Apollo, has entered into an agreement with the Company for approximately $1.4 million dollars.

In May 2011, we entered into an agreement with Star Cruise Management Limited, a wholly owned subsidiary of Genting HK, whereby Star Cruise Management Limited provided sales, marketing and promotional services in the Asia Pacific region. We paid a monthly commission fee based on net cruise revenue generated under the agreement and paid approximately $3.1 million under the contract during 2015. This contract expired on December 31, 2015 and was not renewed.
In January 2011, we entered into an agreement with Crystal Aim Limited, a wholly owned subsidiary of Genting HK, for the operation of a call center. Compensation under the agreement was based on an hourly rate for the services provided. We paid approximately $0.2 million under the contract during 2015. This contract expired on January 1, 2016 and was not renewed.
In June 2012, we exercised our option with Genting HK to purchase Norwegian Sky. The purchase price was $259.3 million, which consisted of a $50.0 million cash payment and a $209.3 million payable to Genting HK, $79.7 million of such amount was paid to Genting HK within fourteen days of the consummation of the initial public offering of NCLH (the “IPO”), together with accrued interest thereon, and the remaining balance was to be repaid over seven equal semi-annual payments, the first of which was due and paid in June 2013 and had a weighted-average interest rate of 1.52% through maturity. The fair value of the payable was $205.5 million based on discounting the future payments at an imputed interest rate of 2.26% per annum, which was commensurate with the Company’s borrowing rate for similar assets. We paid $37.0 million to Genting HK in connection with the Norwegian Sky purchase agreement during 2015 and there was $18.5 million outstanding under the Norwegian Sky purchase agreement as of March 14, 2016. The payable is collateralized by a mortgage and an interest in all earnings, proceeds of insurance and certain other interests related to the ship.
In July 2009, we entered into an agreement with Caesars Entertainment Corporation establishing a marketing alliance which incorporates cross company marketing, purchasing and loyalty programs. Caesars Entertainment Corporation is owned by affiliates of both Apollo and TPG. During 2015, we paid approximately $5.3 million to Caesars Entertainment Corporation.
In November 2006, we entered into an agreement with Sabre Inc., an affiliate of TPG, for the use of reservation software. We pay a commission fee based on the number of annual bookings made through the system. During 2015, we paid approximately $1.4 million to Sabre, Inc.
The Shareholders’ Agreement
The Company, the Apollo Holders, the TPG Viking Funds and Genting HK are parties to the Shareholders’ Agreement. The following description of selected provisions of the Shareholders’ Agreement is qualified in its entirety by reference to the Shareholders’ Agreement.
In connection with the purchase by Genting HK of Crystal Cruises, Inc. (the “Purchase”), Genting HK delivered a waiver, dated April 9, 2015 (the “Genting Waiver”), to the Company and the other parties to the Shareholders’ Agreement. Pursuant to the Genting Waiver, Genting HK waived certain rights that it has under the Shareholders’ Agreement including: (i) certain Board appointment rights in respect of the GHK Directors (as defined in the Shareholders’ Agreement), (ii) quorum rights and (iii) certain consent, notice and consultation and information rights insofar as they relate to the Oceania Cruises and Regent brands operated by Prestige Cruises International, Inc. The Genting Waiver will be automatically revoked at the time, if any, that Genting HK and its subsidiaries no longer hold a controlling interest (less than 50%) or a material equity interest (as determined by Genting HK) in, nor any rights to appoint members of the board of directors of, Crystal Cruises, LLC (which is the successor company of Crystal Cruises, Inc.). Please see the Current Report on Form 8-K filed by the Company on April 10, 2015 for additional details regarding the Genting Waiver.
Subject to the terms and conditions described therein, including with regard to the nomination of independent directors, the Apollo Holders maintaining the Apollo Minimum Ratio (as defined below), and Genting HK maintaining the GHK Minimum Ratio (as defined below), the Shareholders’ Agreement entitles the Apollo Holders to nominate for election a majority of the directors on our Board and Genting HK to nominate for election the remainder of our non-independent directors to our Board (Genting HK has waived such rights pursuant to the Genting Waiver).

For so long as the Apollo Minimum Ratio is maintained, the number of independent directors shall be maintained at an odd number and the majority of independent directors so required to be appointed shall be nominated for election to our Board or appointed to the applicable committee thereof by the Apollo Holders, and the remainder of independent directors so required to be appointed shall be nominated for election to our Board or appointed to the applicable committee thereof by Genting HK.
Pursuant to the Shareholders’ Agreement, NCLH and the shareholders party thereto will take all actions as may be required to ensure that the number of directors will consist of at least seven and no more than eleven members. Pursuant to the Shareholders’ Agreement, NCLH and the shareholders party thereto will take such actions as may be required to ensure that the directors of NCLH are classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, with each director being elected to a three-year term. The term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal. Thereafter, at each annual general meeting of shareholders of NCLH, the successors of the directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual general meeting of shareholders held in the third year following the year of their election.
Additionally, pursuant to the Shareholders’ Agreement, the Chief Executive Officer of NCLH is designated as a non-voting observer to be present at all meetings of our Board and all committees thereof (other than the Audit Committee and executive sessions of our Board and all committees thereof) and one individual designated by the TPG Viking Funds is designated as a non-voting observer to be present at all meetings of our Board and all committees thereof   (other than the Audit Committee) and receive the same notice and information at substantially the same time as nominees of the Apollo Holders.
Pursuant to the Shareholders’ Agreement, Genting HK, the Apollo Holders and the TPG Viking Funds agree not to acquire any publicly traded equity securities of NCLH without the prior written consent of  (a) the Apollo Holders, with respect to any proposed acquisitions by Genting HK, (b) Genting HK, with respect to any proposed acquisitions by the Apollo Holders, (c) Genting HK and the Apollo Holders, with respect to any proposed acquisitions by the TPG Viking Funds; provided, however, that no consent shall be required with respect to the acquisition of any publicly traded equity securities of NCLH by Genting HK, the Apollo Holders or the TPG Viking Funds if, at least ten business days prior to the proposed acquisition, such shareholder provides NCLH (and the Board in the case of clauses (i) and (ii)) with (i) written notice of the maximum number of shares it proposes to acquire, (ii) a written certification stating that the consummation of such acquisition will not result in NCLH losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Internal Revenue Code of 1986, as amended (the “Code”) and (iii) any additional forms or certificates reasonably requested by NCLH, and the Audit Committee reasonably determines, taking into account the information provided by such shareholder and such additional information as the Audit Committee deems relevant, that such acquisition will not result in NCLH losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. No shareholder party to the Shareholders’ Agreement other than Genting HK, the Apollo Holders and the TPG Viking Funds will be permitted to acquire any publicly traded equity securities of NCLH without the prior written consent of NCLH.
Pursuant to the Shareholders’ Agreement, the shareholders party thereto provide information or certifications as are reasonably requested by NCLH or as are required under the terms of the Shareholders’ Agreement in order for NCLH to comply with any regulatory filing or withholding requirements, including forms required by Section 883 of the Code; provided, however, except to the extent reasonably requested by NCLH, a shareholder owning less than 5% of the vote and value of NCLH, including for avoidance of doubt, shares held by attribution, shall not be required to provide such forms or to provide the identity of its direct or indirect owners.
Subject to Genting HK’s consent rights (some of which Genting HK has waived) as described below, the Apollo Holders have the right to vote the shares of NCLH held by Genting HK. In the event that the ratio of the aggregate number of equity securities of NCLH held by the Apollo Holders (and certain of their permitted transferees, which includes the TPG Viking Funds) to the aggregate number of equity securities of NCLH held by Genting HK (and certain of their permitted transferees) falls below 0.6 (the

“Apollo Minimum Ratio”), these voting rights of the Apollo Holders will cease. Additionally, if the Apollo Minimum Ratio is no longer maintained, the Apollo Holders’ right to appoint a majority of the members of our Board will immediately terminate and from that time until the time that the NASDAQ listing rules require that a majority of the members of our Board be independent, Genting HK shall have the right to nominate for election a majority of the directors on our Board and the Apollo Holders shall have the right to nominate for election one or two directors based on the combined ownership percentage of the Apollo Holders and the TPG Viking Funds. The Apollo Holders also have the right to vote the TPG Viking Funds’ shares of the Company; such voting rights will terminate when the combined ownership of NCLH shares by the Apollo Holders and Genting HK (and certain of their respective permitted transferees, which includes, with respect to the Apollo Holders, the TPG Viking Funds) falls below 25% of the then total outstanding equity securities of NCLH.
For as long as the ratio of the aggregate number of equity securities held by Genting HK (and certain of their permitted transferees) to the aggregate number of equity securities held by the Apollo Holders (and certain of their permitted transferees, including the TPG Viking Funds) is at least 0.6 (the “GHK Minimum Ratio”) and there has not been a change of control of Genting HK, certain matters may not be carried out by the Company without the prior written consent of Genting HK (Genting HK has waived such consent rights to the extent they relate to capital expenditures for Regent or Oceania), which include, among others, the following:
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sale of NCLH (except any sale effected through the right of first offer, drag along and tag along transactions pursuant to the Shareholders’ Agreement);

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any acquisitions or divestitures with the aggregate consideration paid or received, together with the consideration paid or received in respect of all other acquisitions and divestitures after January 24, 2013, exceeding $200.0 million;

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subject to limited exceptions, the primary issuance by NCLH of equity securities in a public offering;

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subject to limited exceptions, the issuance by NCLH of equity securities in a private offering to third parties;

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capital expenditures if the aggregate amount of such capital expenditures (or a series of separate but related capital expenditures), together with all other capital expenditures made after January 24, 2013, is in excess of  $20.0 million;

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the declaration or payment of any non-pro rata dividends or distributions;

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change of the independent accountants of NCLH and its subsidiaries;

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the issuance or authorization of new equity compensation plans or amendment of existing equity compensation plans;

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subject to limited exceptions, the entrance into any contract or agreement with any officer, director, shareholder or affiliate or employee of Apollo;

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any changes to NCLH’s memorandum of association or bye-laws; and

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the hiring of a new chief executive officer of NCLH or any of its subsidiaries (provided that in this case only Genting HK’s consent shall not be unreasonably withheld).

Provided the GHK Minimum Ratio is maintained and there has not been a change of control of Genting HK, our Board must also provide reasonable advance written notice to Genting HK of and consult with (but is not required to obtain the consent of) Genting HK regarding certain actions including, but not limited to, (i) the approval of NCLH’s or any of its subsidiaries’ consolidated annual budget and any material action taken which deviates from such budget, (ii) the incurrence of any debt of NCLH and its subsidiaries outside that of which is allocated in the annual budget that, together with all other incurrence of debt outside that of which is allocated in the annual budget, in excess of   $100.0 million, (iii) the issuance of any equity securities of NCLH or any of its subsidiaries, including the identity of participants and the allocation of such securities, (iv) the declaration of any dividends or distributions on any equity securities and (v) the commencement or termination of employment of any executive or key employee of NCLH or any of its subsidiaries. Genting HK has waived such notice and consultation rights with respect to matters for Regent and Oceania Cruises.
Genting HK’s consent and consultation rights described above would also terminate when the combined ownership of the ordinary shares of NCLH held by the Apollo Holders and Genting HK (and certain of their respective permitted transferees, which includes, in the case of the Apollo Holders, the TPG Viking Funds) falls below 25% of the then total outstanding equity securities of the Company.
Additionally, for so long as the TPG Viking Funds and their permitted transferees continue to hold 15% or more of the amount of ordinary shares of NCLH that are collectively held by the TPG Viking Funds and their affiliates on the date of the consummation of the IPO, neither NCLH nor any of its subsidiaries shall be permitted to engage in any material transaction involving any affiliate of the Apollo Holders (other than NCLH and its subsidiaries) without the prior written consent of the TPG Viking Funds, such consent not to be unreasonably withheld.
Each shareholder of NCLH that is a party to the Shareholders’ Agreement has the right to participate on a pro rata basis in any issuance of new shares of NCLH, subject to limited exceptions, including, but not limited to equity securities issued by NCLH in an underwritten public offering. In addition, each of the Apollo Holders and Genting HK has the right to make written requests in unlimited numbers to NCLH to register and thereby transfer all or a portion of its ordinary shares of NCLH through share offerings, provided each written request will specify an aggregate offering price of at least $20.0 million for the ordinary shares being registered and will specify the intended method of disposition. In 2015, the Sponsors exercised these rights as follows: (i) the Apollo Holders and Genting HK sold 10,342,055 of NCLH’s ordinary shares in a public offering in December, (ii) the Apollo Holders, Genting HK and the TPG Viking Funds sold an aggregate of 20,000,000 of NCLH’s ordinary shares in a public offering in August, (iii) the Apollo Holders, Genting HK and the TPG Viking Funds sold an aggregate of 20,000,000 of NCLH’s ordinary shares in a public offering in May and (iv) Genting HK and the TPG Viking Funds sold an aggregate of 12,500,000 of NCLH’s ordinary shares in a public offering in March. Pursuant to the Shareholders’ Agreement, NCLH paid certain registration expenses in the offerings. At any time following the date that is eighteen months from the consummation of the IPO, the TPG Viking Funds also have the right to make one written request to NCLH to register and thereby transfer all or a portion of its ordinary shares of NCLH through a share offering. Additionally, if NCLH at any time proposes for any reason to register ordinary shares, each of the Apollo Holders, Genting HK and the TPG Viking Funds shall have the right to cause NCLH to include in such registration all or a portion of its ordinary shares of NCLH.
Subject to the Apollo Holders’ right to sell as described below, each of the Apollo Holders, the TPG Viking Funds and Genting HK (and certain of their respective permitted transferees) is prohibited from transferring their equity securities of NCLH without the written mutual consent of the Apollo Holders and Genting HK, other than transfers to certain permitted transferees or transfers in certain registered offerings. These transfer restrictions will immediately terminate in the event that either the Apollo Minimum Ratio or the GHK Minimum Ratio are not maintained.
Unless the Apollo Holders (or certain of its permitted transferees, which includes the TPG Viking Funds) have previously sold any of their ordinary shares of NCLH in a registered public offering effected pursuant to the terms of the registration rights provisions of the Shareholders’ Agreement, the Apollo Holders are entitled to sell all, but not less than all, of the ordinary shares of NCLH held by the Apollo Holders (and certain of their permitted transferees, which includes the TPG Viking Funds) to a third party in cash at any time, provided that the Apollo Holders first offer Genting HK the right to acquire such ordinary shares of NCLH on terms and conditions as may be specified by the Apollo Holders, and subject to any lock-up agreements entered into in connection with any offerings. In the event that Genting HK declines such offer to purchase the Apollo Holders’ shares of NCLH and the Apollo Holders receive a bona fide offer from a third party to purchase its shares of NCLH, (i) Genting HK shall have the right to sell to such third party its pro rata portion of the shares of NCLH to be sold in such transaction and (ii) the

Apollo Holders shall have the right to cause Genting HK and the other shareholders of NCLH party to the Shareholders’ Agreement to consent to such transaction, and to sell all of their ordinary shares of NCLH in such transaction on the same terms and conditions on which the Apollo Holders are selling their ordinary shares of NCLH.
In connection with the Acquisition, NCLH, the Apollo Holders, the TPG Viking Funds, Genting HK and Star NCLC amended the Shareholders’ Agreement. The amendment provided for a lock-up of the ordinary shares of NCLH received by the Apollo Holders in the Acquisition until January 1, 2016, other than transfers to permitted transferees or with the written consent of Genting HK and Star NCLC. In addition, the amendment provides that board and other committee designation rights held by the Apollo Holders will not apply to Prestige, although they will continue to apply to other subsidiaries of NCLH. The amendment further provides that the Apollo Holders that acquired NCLH’s ordinary shares pursuant to the Acquisition join the Shareholders’ Agreement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes each of the material elements of compensation awarded to, earned by or paid to our executive officers identified in the “2015 Summary Compensation Table,” whom we refer to in this section as our “Named Executive Officers” or “NEOs.” This section also describes the role and involvement of various parties in our executive compensation analysis and decisions, and provides a discussion of the process and rationale for the decisions of our Compensation Committee to compensate our Named Executive Officers with specific types and amounts of compensation.
2015 Named Executive Officers
Our Named Executive Officers for 2015 were:
Frank J. Del Rio	President and Chief Executive Officer
Kevin M. Sheehan	Former President and Chief Executive Officer
Wendy A. Beck	Executive Vice President and Chief Financial Officer
Andrew Stuart	President and Chief Operating Officer of the Norwegian brand
Jason M. Montague	President and Chief Operating Officer of the Oceania Cruises and Regent brands
Robert Binder	Vice Chairman, Oceania Cruises and Regent
Our Compensation Committee determines all aspects of our executive compensation program and makes all compensation decisions affecting our Named Executive Officers. None of our Named Executive Officers are members of our Compensation Committee or otherwise had any role in determining the compensation of our other Named Executive Officers, although in 2015, our Compensation Committee did consider the recommendations of Mr. Del Rio (other than with respect to his own compensation) in setting compensation levels for our executive officers.
Executive Compensation Program Highlights
Highlights of our executive compensation program include:
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As of March 2016, our Compensation Committee is composed solely of independent directors.

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In 2015, for the first time, our Compensation Committee engaged an independent compensation consultant to provide competitive market data and conduct a review of our executive compensation programs; these inputs and data served as guidelines to our Compensation Committee in determining the components of our executive compensation program and the amount of each component awarded to our executive officers.

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In August 2015, we amended the employment agreement for our President and Chief Executive Officer to, among other changes, (1) reduce his annual base salary by $337,500, beginning January 1, 2016, (2) eliminate his right to receive automatic 5% increases to his base salary amount each calendar year and (3) eliminate his right to receive a fixed amount of automatic time-based stock option awards each calendar year.

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In August 2015, we granted our President and Chief Executive Officer a special one-time, front-loaded, performance-based equity award that is intended to provide him with a meaningful equity incentive for the approximately four-year term of his amended employment agreement. This award consists of a combination of stock options and share units, with the vesting of 50% of the options and 50% of the share units tied to the achievement of Adjusted EPS, Adjusted ROIC (each as defined below) and share price appreciation performance targets described below.

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For our Named Executive Officers other than our President and Chief Executive Officer, a substantial portion of their target total direct compensation opportunity for 2015 was granted in the form of equity awards with multi-year vesting requirements to closely align their interests with those of our shareholders.

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Our Named Executive Officers’ annual cash bonus opportunities are directly tied to the achievement of objective performance targets established at the consolidated NCLH level. In 2015, we eliminated the non-financial individual performance component of our Named Executive Officers’ annual cash bonus opportunities.

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We do not pay any Named Executive Officers any “single trigger” cash severance payments or have “single trigger” equity vesting in connection with a change in control.

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We do not reprice underwater stock options.

Executive Compensation Program Objectives and Philosophy
Our executive compensation arrangements are guided by the following principles and business objectives:
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We believe that a capable, experienced and highly motivated executive management team is critical to our success and to the creation of long-term shareholder value.

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We believe that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals and aligns the interests of our executive officers with those of our shareholders, with the ultimate objective of improving long-term shareholder value.

Our executive compensation program is designed according to these principles and is intended to achieve two principal objectives: (1) effectively attract and retain executive officers with the requisite skills and experience to help us achieve our business objectives and develop, expand and execute business opportunities that improve long-term shareholder value; and (2) motivate our executive officers to achieve our short-term and long-term business objectives and increase long-term shareholder value by linking executive compensation to our performance and increases in long-term shareholder value.
Our current compensation program consists of four key elements, each of which is designed to be consistent with our compensation philosophy and business objectives: (1) base salary; (2) annual incentive cash bonuses that are earned solely based on Company-wide financial performance objectives; (3) long-term incentive compensation in the form of equity awards that are subject to time-based vesting requirements; and (4) in the case of our President and Chief Executive Officer, a combination of long-term incentive compensation in the form of equity awards that are earned solely based on Company-wide financial performance objectives or time-based vesting. We also provide 401(k) retirement benefits, perquisites and severance benefits to our executive officers, including the Named Executive Officers.
In structuring our executive compensation arrangements, our Compensation Committee considers how each compensation element meets these objectives. Base salaries, severance and retirement benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may change from year to year depending on performance, among other things). We believe that in order to attract and retain top executives, we need to provide our executive officers with compensation levels that reward their continued service and are competitive. Some of the elements, such as base salaries, are paid out on a short-term or current basis. Other elements, such as retirement benefits, are paid out on a longer-term basis. We believe that this mix of short and long-term elements allows us to achieve our goals of attracting and retaining top executives.
Annual incentive cash bonuses and long-term equity incentives are the elements of our executive compensation program that are “at risk” and designed to reward performance and thus the creation of long-term shareholder value. Annual incentive cash bonuses are primarily intended to motivate the Named Executive Officers to achieve our annual financial objectives, although we also believe they help us attract and retain top executives. Our long-term equity incentives are primarily intended to align our Named Executive Officers’ long-term interests with shareholders’ long-term interests, although we also believe that they play a role in helping us to attract and retain top executives.

Our Compensation Committee believes that performance-based compensation such as annual incentive cash bonuses and long-term equity incentives play a significant role in aligning management’s interests with those of our shareholders. For this reason, these forms of compensation constitute a significant portion of each of our Named Executive Officers’ compensation opportunity. In 2015, approximately 93% of the total compensation for our President and Chief Executive Officer reported in the “2015 Summary Compensation Table” below consisted of at-risk incentive cash bonuses and long-term equity incentives. In determining the appropriate compensation mix for each of our Named Executive Officers, our Compensation Committee considers and assesses, among other factors, his or her responsibilities, background and experience, and value to the Company, as well as his or her expected level of contribution toward achieving our long-term objectives.
Role of Compensation Consultant
Pursuant to its charter, our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2015, our Compensation Committee retained Compensia, a national compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executive officers, how our compensation practices compared to the compensation practices of other companies and to advise on matters related to our incentive compensation. Our Compensation Committee considered input from Compensia as one factor in making decisions with respect to compensation matters, along with information and analysis they receive from management and their own judgment and experience.
Based on consideration of the factors set forth in the rules of the SEC and the listing standards of the NASDAQ, our Compensation Committee has determined that Compensia satisfies the independence criteria and that their relationship with Compensia and the work performed by Compensia on behalf of the Compensation Committee has not raised any conflict of interest. Other than its work on behalf of the Compensation Committee, Compensia did not perform any other services for us in 2015.
Competitive Compensation Data
Our executive compensation program is designed to attract and retain talented and experienced executive officers in an extremely competitive market. As a result, our Compensation Committee believes that it is important to be informed as to the current practices of comparable public companies with which we compete for top talent (our “Peer Group”). In addition to a review of our Peer Group compensation levels and practices in setting compensation levels for 2015, our Compensation Committee also considered each executive officer’s level of responsibility, performance for the overall operations of the Company, historical compensation levels, long-term market trends, expectations regarding the individual’s future contributions, budget considerations, and succession planning and retention strategies. In addition, for Mr. Del Rio, our Compensation Committee also considered the compensation that was paid to Mr. Del Rio by Prestige prior to the Acquisition.
Our Compensation Committee, with the assistance of Compensia, approved the following compensation Peer Group for 2015:
Alaska Air Group, Inc.	MGM Resorts International
Brunswick Corporation	Royal Caribbean Cruises Ltd.
Carnival Corporation	Southwest Airlines Co.
Expedia, Inc.	Spirit Airlines, Inc.
Hyatt Hotels Corporation	Starwood Hotels & Resorts Worldwide, Inc.
JetBlue Airways Corporation	Wyndham Worldwide Corporation
Las Vegas Sands Corp.	Wynn Resorts, Limited
Marriott International, Inc.
We used the following methodology to select our Peer Group for 2015. Carnival Corporation and Royal Caribbean Cruises Ltd. were selected because, in addition to meeting the objective financial criteria described below, we believe these two publicly traded cruise lines are the two public companies most similar to the Company and with whom we most directly compete for talent. We then considered a range of publicly traded companies in the following GICS sub-industry categories: hotels, resorts and cruise lines; airlines; casinos and gaming, leisure products and internet retail. We evaluated the companies in these categories by focusing on companies with market capitalizations ranging from approximately 0.4x to 3.3x our market capitalization in June 2015 and with revenues ranging from approximately 0.5x to 5.5x our trailing annual revenue measured as of June 2015, and with an emphasis on companies that were identified as peer companies of either Carnival Corporation or Royal Caribbean Cruises Ltd. We ended up emphasizing market capitalization in the selection process, as our Compensation Committee determined that our market capitalization should be at approximately the 50% percentile of our Peer Group.
The Role of Shareholder Say-on-Pay Votes
Each year, we provide our shareholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At our annual general meeting in April 2015, approximately 70.7% of the votes cast were in favor of our 2014 executive compensation program. After considering the views expressed by shareholders in the “say-on-pay” proposal, the Compensation Committee determined to revisit our compensation practices and retained the services of Compensia. The Compensation Committee made several changes to our executive compensation program that we believe are consistent with emerging trends in executive compensation best practices and strengthening the pay for performance aspects of our compensation program.

When making future compensation decisions for our Named Executive Officers, the Compensation Committee will continue to consider the opinions that our shareholders express through the results of these “say-on-pay” votes.
Executive Compensation Program Elements
Base Salaries
Each Named Executive Officer is or was party to an employment agreement providing for a fixed base salary, subject to annual review by our Compensation Committee. Decisions regarding adjustments to base salaries are made at the discretion of our Compensation Committee. In reviewing base salary levels for our Named Executive Officers, our Compensation Committee considers and assesses the following factors: each Named Executive Officer’s current base salary, their job responsibilities, leadership and experience, value to our Company and the recommendations of our President and Chief Executive Officer (other than with respect to his own compensation). In addition, as noted above, base salary levels are generally intended to be consistent with competitive market base salary levels, including the average base salary levels of our Peer Group.
During 2015, Mr. Del Rio was paid an annual base salary of  $1,837,500 pursuant to his legacy employment agreement with Prestige, which we agreed to assume in connection with the Acquisition. In August 2015, we renegotiated Mr. Del Rio’s employment agreement and beginning in 2016, his annual base salary was reduced to $1,500,000 and he is no longer entitled to receive automatic 5% increases to his base salary amount each calendar year.
After reviewing Ms. Beck’s base salary in light of the current economic environment and considering the Company’s financial position, our Compensation Committee determined to increase her base salary from the April 2014 rate of  $548,000 to $650,000, effective as of April 2015. Mr. Stuart’s base salary was increased from his April 2014 base salary of  $519,500 to $650,000 in connection with his promotion to President and Chief Operating Officer of the Norwegian brand in March 2015. Mr. Montague’s base salary for 2015 of  $650,000 was negotiated in connection with his appointment as President and Chief Operating Officer of the Oceania Cruises and Regent brands in December 2014. From the closing of the Acquisition through October 2015, Mr. Binder received a base rate of compensation of  $85,000 per month and $2,000 per day for international travel pursuant to a written consulting agreement. Mr. Binder entered into an employment agreement with us in October 2015 at which time his annual base salary was set at $500,000 for the remainder of the year.
Annual Performance Incentives
In General. Each of our Named Executive Officers is or was eligible for an annual performance incentive in the form of a cash bonus opportunity pursuant to the terms of his or her employment agreement. The employment agreements for each of the Named Executive Officers provide or provided that for each fiscal year, he or she is eligible to earn a cash bonus determined by our Compensation Committee in its discretion based on the attainment of performance objectives established for the fiscal year by our Compensation Committee. This annual performance incentive is used to ensure that a significant portion of our Named Executive Officers’ annual compensation is at risk, and that each Named Executive Officer has the opportunity to receive a variable amount of compensation based on our Compensation Committee’s evaluation of our performance against pre-determined objective targets.
Target Cash Bonus Opportunities. Our Compensation Committee annually establishes the potential value of each executive officer’s, other than Mr. Del Rio’s, cash bonus opportunity by evaluating a variety of factors, including but not limited to: (1) scope of responsibilities and position, (2) expertise and experience, (3) potential to achieve business objectives, (4) tenure, (5) competitive compensation market data, including the bonus opportunities provided by our Peer Group, (6) ability to create shareholder value and (7) recommendations of our President and Chief Executive Officer. Prior to our review and renewal of our executive employment agreements in September 2015, the Named Executive Officers, other than Mr. Del Rio, who were covered by employment agreements were generally entitled to a minimum target cash bonus opportunity (such as 75% of their annual base salary). As part of the new employment agreements, we eliminated the minimum target cash bonus opportunity for each of these Named Executive Officers to give our Compensation Committee additional flexibility to determine the appropriate incentive opportunity for each executive.

Mr. Del Rio’s annual cash bonus opportunity was negotiated by our Compensation Committee in connection with his employment agreement. For 2015, Mr. Del Rio’s target cash bonus opportunity was established at 100% of his annual base salary in his legacy employment agreement with Prestige. We amended Mr. Del Rio’s employment agreement in August 2015, and beginning in calendar year 2016, Mr. Del Rio’s 2015 target cash bonus opportunity of 100% of his annual base salary was increased to 200% of his annual base salary. Mr. Del Rio’s annual cash bonus opportunity is subject to a new maximum limit of 300% of his annual base salary to cap the maximum potential bonus amount. Our Compensation Committee determined to increase Mr. Del Rio’s target annual cash bonus opportunity as a percentage of Mr. Del Rio’s base salary because of the $337,500 reduction in base salary and elimination of the automatic annual salary increases that Mr. Del Rio agreed to. Increasing Mr. Del Rio’s target annual cash bonus opportunity as a percentage of salary offsets the potential reduction in Mr. Del Rio’s annual cash bonus opportunity in 2016 and future years due to his lower base salary levels, and provides Mr. Del Rio with an opportunity to earn additional performance-based compensation if we successfully achieve the applicable performance goals.
Corporate Performance Measures. Each year, our Compensation Committee establishes the performance measures and related target levels for the annual performance incentives of our executives, including Mr. Del Rio. These performance measures and related target levels are not brand, department or individual specific, but correlate to performance at the consolidated NCLH level as our Compensation Committee believes this structure most closely aligns the interests of our executive officers and our shareholders. In 2015, our Compensation Committee eliminated the non-financial individual performance component of our Named Executive Officers’ annual performance incentives that had been used in prior years, so that each Named Executive Officer’s annual cash bonus opportunity was entirely tied to the achievement of objective performance targets established at the consolidated NCLH level.
The actual cash bonus amount that is payable to our executive officers is determined by our Compensation Committee, in its sole discretion, based on the level of achievement of the pre-established corporate performance measures. After the end of the year, our Compensation Committee reviews our actual performance against the target levels for each performance measure established at the beginning of the year. In determining the extent to which the performance measures are met for a given period, our Compensation Committee exercises its judgment whether to reflect or exclude the impact of extraordinary, unusual or infrequently occurring events, unforeseen events or certain uncontrollable costs such as changes in the deployment of the fleet.
For 2015, our Compensation Committee selected Adjusted Earnings per Share (“Adjusted EPS”) and Adjusted Return on Invested Capital (“Adjusted ROIC”), each as defined below, as the performance measures for purposes of the management incentive plan, with the amount of each Named Executive Officer’s annual performance opportunity to be determined based on our actual Adjusted EPS and Adjusted ROIC for the year as compared with the target levels for Adjusted EPS and Adjusted ROIC established by our Compensation Committee. For purposes of our management incentive plan, we define “Adjusted EPS” as the Adjusted EPS reported in our earnings release for the full year 2015, adjusted for fuel rate impacts, net of hedges, and foreign exchange rate impacts and “Adjusted ROIC” as Adjusted EBITDA plus Adjusted Depreciation and Amortization divided by debt and shareholders’ equity including certain amounts due to affiliate, averaged for four quarters, adjusted for fuel rate impacts, net of hedges, and foreign exchange rate impacts. Please see our current report on Form 8-K and related press release filed on February 23, 2016 for a detailed reconciliation of Adjusted EPS, Adjusted ROIC and Adjusted EBITDA to the most directly comparable GAAP financial measures. Our Compensation Committee believes that Adjusted EPS and Adjusted ROIC are useful measures to incentivize our Named Executive Officers to achieve our short-term business objectives as they are key factors in driving shareholder value.
In setting the target levels for Adjusted EPS and Adjusted ROIC for 2015, our Compensation Committee considered several factors, including a careful review of the annual budget and the desire to ensure continued improved performance on a year-over-year basis. If our actual Adjusted EPS and Adjusted ROIC for 2015 was less than 95% of the target Adjusted EPS and Adjusted ROIC, no annual cash bonuses would be paid with respect to the performance measure that was not achieved. If our actual Adjusted EPS and Adjusted ROIC for 2015 was at least 105% of the target Adjusted EPS and Adjusted ROIC, each Named Executive Officer would be eligible to receive up to their maximum annual cash bonus opportunity.

For 2015, 80% of each executive officer’s target annual cash bonus opportunity was based on our Adjusted EPS performance and the remaining 20% was based on our Adjusted ROIC performance. To incentivize Adjusted EPS outperformance, each executive officer’s upside annual cash bonus potential was 100% weighted towards Adjusted EPS performance. An executive was only eligible to earn an above target annual cash bonus if we exceeded our Adjusted EPS goal, and the maximum annual cash bonus opportunity was payable only if Adjusted EPS equaled or exceeded 105% of our Adjusted EPS goal.
The following table sets forth the Adjusted EPS and Adjusted ROIC levels and the related payment levels for our Named Executive Officers for 2015, with the annual cash bonus percentage amounts expressed as a percentage of the Named Executive Officer’s base salary for 2015. The annual cash bonus opportunity set forth in the following table for each of the Named Executive Officers was determined by our Compensation Committee, in its judgment, to be appropriate based on the target annual cash bonus amount that, in the case of Mr. Del Rio, was negotiated by him in his legacy employment agreement with Prestige, and in the case of our other Named Executive Officers, as was determined by our Compensation Committee based on the factors discussed above.
	2015
Name	Percentage of Adjusted EPS and Adjusted ROIC Goal Achieved	Adjusted EPS Payout (% of Base Salary)	Adjusted ROIC Payout (% of Base Salary)	Total Maximum Annual Cash Bonus (% of Base Salary)
Frank J. Del Rio	95%	40%	10%	50%
	100%	80%	20%	100%
	102.5%	130%	20%	150%
	105%	180%	20%	200%
Wendy A. Beck	95%	30%	7.5%	37.5%
	100%	60%	15%	75%
	102.5%	97.5%	15%	112.5%
	105%	135%	15%	150%
Andrew Stuart	95%	30%	7.5%	37.5%
	100%	60%	15%	75%
	102.5%	97.5%	15%	112.5%
	105%	135%	15%	150%
Jason M. Montague	95%	30%	7.5%	37.5%
	100%	60%	15%	75%
	102.5%	97.5%	15%	112.5%
	105%	135%	15%	150%
Robert Binder	95%	30%	7.5%	37.5%
	100%	60%	15%	75%
	102.5%	97.5%	15%	112.5%
	105%	135%	15%	150%
For 2015, our Compensation Committee established an Adjusted EPS target level of  $2.91 and an Adjusted ROIC target level of 8.9%. Based on our actual 2015 results, our Compensation Committee determined that 100% of the target Adjusted EPS and Adjusted ROIC levels had been achieved for 2015. This performance resulted in each Named Executive Officer receiving an annual cash bonus payment equal to 100% of his or her target annual cash bonus opportunity. Because there was an additional payroll cycle in the 2015 calendar year, each Named Executive Officer’s (other than Mr. Binder’s, who did not participate in the management incentive plan until later in the year) actual annual cash bonus payment was slightly above target because the actual annual cash bonus was calculated based on the amount of annual base salary actually paid to each executive officer in 2015.

Mr. Binder was only eligible to receive an annual cash bonus under the 2015 management incentive plan for October 2015 through the end of 2015, which was the period following the execution of his employment agreement. For his services prior to this time, pursuant to his consulting agreement with us, Mr. Binder received a completion bonus of  $375,000 on March 31, 2015 and a continuation bonus of $382,500 on September 30, 2015. These bonuses were paid to Mr. Binder as an incentive for his services prior to the execution of his employment agreement and in lieu of any annual and long-term incentive compensation he would have otherwise received.
Long-Term Equity Incentive Compensation
The long-term incentive compensation awarded to our executive officers, including our Named Executive Officers, is designed to ensure a direct link to the value provided to shareholders. Accordingly, our long-term equity incentive program is intended to align a significant portion of the compensation of our Named Executive Officers with the interests of our shareholders by rewarding the creation and preservation of long-term shareholder value using a multi-year performance period.
Each year, our Compensation Committee determines the form of the equity incentive awards for our executive officers, including the Named Executive Officers. In determining the form, our Compensation Committee considers the recommendations of our President and Chief Executive Officer for our other executive officers. Historically, our Compensation Committee has granted stock options to our executive officers, the majority of which have been subject to time-based vesting requirements. In 2015, following discussions with Compensia, and in an effort to more closely align the structure of our equity incentive awards with those used by companies in our Peer Group, our Compensation Committee granted a combination of stock options, restricted share unit awards (“RSUs”) and performance-based restricted share unit awards (“PSUs”) to our executive officers. The following describes the award types we used in 2015 and how they help accomplish our compensation objectives:
Components of Long-Term Equity Incentive Compensation	Characteristics	Purpose
Stock Options	Granted with an exercise price equal to the closing price of our ordinary shares on the NASDAQ Stock Market on the date of grant. In 2015, stock options with multi-year, time-based and performance-based vesting requirements were granted to the President and Chief Executive Officer. The performance-based options granted to the President and Chief Executive Officer are doubly performance-based because vesting is tied to the achievement of objective performance milestones approved by the Compensation Committee and the value is tied to share price appreciation. The other Named Executive Officers received stock options that vest in annual installments over a four or three-year period, contingent upon continued employment.	Inherently performance-based by providing value only if our share price increases over time after the grant of an award. Motivates executives to contribute to our long-term growth and profitability thereby creating value for our shareholders. Performance-based options focus executives on the achievement of key financial operating objectives over a multi-year period. Adjusted EPS, Adjusted ROIC and share appreciation incentives align executive’s interests with those of our shareholders. Serves as a retention incentive.

Components of Long-Term Equity Incentive Compensation	Characteristics	Purpose
RSUs	Represent the right to receive a specified number of shares at the time the award vests. Value of RSUs fluctuates as the value of our ordinary shares increases or decreases. In 2015, RSUs with multi-year, time-based vesting conditions were granted to the President and Chief Executive Officer.	Helps align executive officers’ interests with those of our shareholders. Serves as a retention incentive.
PSUs	Represent the right to receive a number of shares based on achievement of certain performance milestones approved by our Compensation Committee. In 2015, PSUs with multi-year, performance-based vesting conditions were granted to the President and Chief Executive Officer.	Focuses executive officers on the achievement of key financial operating objectives over a multi-year period. Adjusted EPS, Adjusted ROIC and share appreciation incentives align executive officer’s interests with those of our shareholders. Serves as a retention incentive.
RSUs and/or PSUs are also generally included in the mix because, compared to stock options, they have value even if our share price does not appreciate. This helps to mitigate risk by ensuring that our executive officers have downside risk that is aligned with our shareholders’ interests and also helps enhance the retentive value of the awards. Since the grant date fair value of one share unit is generally greater than the grant date fair value of one stock option, fewer share units can be granted (relative to stock options) to convey the same grant date fair value and thus are potentially less dilutive.
In determining the awards granted to each Named Executive Officer, our Compensation Committee takes into account their position level, their expected contribution toward achieving our long-term objectives, the Compensation Committee’s expectations as to our long-term performance, a review of Peer Group compensation levels and recommendations of our President and Chief Executive Officer (other than with respect to his own compensation). The Compensation Committee generally makes annual equity awards to the NEOs and other members of management, other than Mr. Del Rio, once a year, but awards may be granted outside this annual grant cycle in connection with events such as hiring, promotion or extraordinary performance.
President and Chief Executive Officer Awards
In connection with the negotiation of his amended employment agreement, our Compensation Committee granted a multi-year award to our President and Chief Executive Officer which reflected an increased emphasis on performance-based compensation. Mr. Del Rio’s equity award was intended as a special one-time, front-loaded, performance-based award that is intended to provide him with a meaningful equity incentive for the approximately four-year term of his amended employment agreement. By establishing clearly articulated milestones for Mr. Del Rio at the onset of his amended employment agreement that link a substantial portion of his compensation to our financial performance, our Compensation Committee intends to focus him on driving our performance and creating shareholder value.
This award consisted of the following components:
Option Award. Under his legacy employment agreement with Prestige, Mr. Del Rio was entitled to receive a fixed amount of automatic annual grants of time-based options. In the interest of further aligning Mr. Del Rio’s long-term equity compensation with the interests of our shareholders, our Compensation Committee discontinued the automatic equity grants effective as of January 2015, and eliminated his contractual right to receive automatic time-based option grants in future years.

In August 2015, Mr. Del Rio was awarded a front-loaded option to purchase 1,250,000 ordinary shares (the “CEO Options”) with an exercise price per share equal to the closing price of our ordinary shares on the date of grant. Fifty percent of the CEO Options are subject to time-based vesting requirements and will vest in two equal installments on each of June 30, 2017 and June 30, 2019, in each case subject to Mr. Del Rio’s continued employment through the applicable vesting date. The remaining fifty percent of the CEO Options are subject to the following performance-based vesting requirements: one-third will vest if we achieve Adjusted EPS performance hurdles established for each of the 2015-2018 calendar years; one-third will vest if we achieve Adjusted ROIC hurdles established for the 2016 and 2018 calendar years; and one-third will vest if the average per-share closing price of our ordinary shares exceeds $100 for any consecutive period of 20 trading days during the term of Mr. Del Rio’s employment agreement. There is no upside leverage for the performance-based CEO Options, as the achievement of the applicable performance conditions is required for there to be any vesting at all, and the number of options that vest will not be increased if performance exceeds the targeted levels.
When setting the Adjusted EPS target levels for the CEO Options, our Compensation Committee set aggressive goals that it believed would only be achieved if we are able to successfully grow our Adjusted EPS over the four-year performance period. For Mr. Del Rio to vest in his 2016, 2017 and 2018 installments, Mr. Del Rio’s targets require us to grow our Adjusted EPS results on a year-over-year basis by in excess of 20%.
Similarly, our Compensation Committee set aggressive Adjusted ROIC goals that it believed would only be achieved if we are able to successfully grow our Adjusted ROIC over the four-year performance period. The 2016 target level requires us to achieve Adjusted ROIC for 2016 that is meaningfully higher than our Adjusted ROIC achieved for 2015, while the 2018 target requires us to achieve Adjusted ROIC for 2018 that is in excess of 14%.
RSU and PSU Award. In August 2015, Mr. Del Rio was awarded a front-loaded equity award for 150,000 RSUs with respect to the ordinary shares of the Company (the “CEO RSUs”). The CEO RSUs are subject to a time-based vesting requirement and vest ratably on each of June 30, 2016, June 30, 2017, June 30, 2018 and June 30, 2019, in each case subject to Mr. Del Rio’s continued employment through the applicable vesting date. Mr. Del Rio was also awarded a front-loaded award for 150,000 PSUs (“CEO PSUs”) that are subject to performance-based vesting requirements. The CEO PSUs are subject to the same aggressive Adjusted EPS, Adjusted ROIC and per-share closing price targets described above for the CEO Options.
In March 2016, the Compensation Committee determined that our Adjusted EPS performance of $2.88 exceeded the target for 2015 and Mr. Del Rio vested in the option to purchase 52,083 of the Company’s ordinary shares and 12,500 PSUs. Please see our current report on Form 8-K and related press release filed on February 23, 2016 for a detailed reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure.
Summary Compensation Table Reporting. Even though Mr. Del Rio’s front-loaded, performance-based equity awards are intended to provide him with a meaningful equity incentive for the approximately four-year term of his amended employment agreement, SEC rules require the entire grant date fair value of the award (as determined under FASB ASC Topic 718) to be included as compensation in the “2015 Summary Compensation Table.” Under FASB ASC Topic 718, the CEO Options and CEO PSUs that are subject to Adjusted EPS and Adjusted ROIC performance vesting requirements are generally not considered “granted” for financial reporting purposes until the applicable performance year. As a result, the “2015 Summary Compensation Table” includes the full grant date fair value of Mr. Del Rio’s front-loaded, performance-based awards, other than those awards subject to Adjusted EPS and Adjusted ROIC performance vesting requirements. Due to the design of this award, in our view, the SEC’s rules have the practical effect of overstating Mr. Del Rio’s compensation in 2015 while understating his compensation related to this award in future years.
Other Named Executive Officer Awards
In 2015, our Compensation Committee awarded each of the other NEOs, other than Mr. Sheehan and Mr. Binder, an option to purchase ordinary shares in 2015. Ms. Beck received an award in July 2015; Mr. Stuart received an award in connection with his promotion in April 2015; and Mr. Montague received an award in both February 2015, in connection with his promotion, and July 2015. All of these options have a term of 10 years and vest in four equal annual installments (other than Mr. Beck’s and Mr. Montague’s July awards, which vest in three equal annual installments), subject to the Named Executive Officer’s continued employment through each vesting date.
The CEO Options, CEO RSUs, CEO PSUs and options granted to our other NEOs may also vest on an accelerated basis under the circumstances described in the “Potential Payments Upon Termination or Change in Control” section below. The CEO Options and options granted to our other NEOs are not entitled to any dividend or equivalent payments prior to exercise, and the dividend equivalent payments with respect to the CEO RSUs and CEO PSUs are subject to the same vesting conditions as the underlying share units to which they relate (including the same performance-vesting conditions applicable to the CEO PSUs). All of the grants are subject to the terms of our Plan.
2016 Awards
Using the 2016 compensation analysis from Compensia as a general guideline, our Compensation Committee granted our NEOs, other than Messrs. Del Rio and Sheehan, a long-term equity incentive award consisting of a combination of options to purchase ordinary shares and an award of RSUs in March 2016. These March 2016 option awards have the same terms as the options described above, but will vest in three equal annual installments. The March 2016 RSUs will vest in three equal annual installments. Mr. Del Rio was not granted any equity awards because of the front-loaded award he received in 2015.
Severance Arrangements and Change in Control Benefits
Each of our Named Executive Officers is or was employed pursuant to an employment agreement providing for severance payments and benefits upon an involuntary termination of the Named Executive Officer’s employment by us without “cause” or by him or her for “good reason.” Except for Messrs. Del Rio and Sheehan, the severance payments and benefits in each employment agreement were negotiated in connection with a Company-wide renewal of all executive employment agreements in September 2015. In each case, our Compensation Committee determined that it was appropriate to provide the executive officer with severance payments and benefits under the circumstances in light of each of their respective positions with us, general competitive practices and as part of each of their overall compensation packages.
Mr. Del Rio’s amended employment agreement and post-employment compensation arrangements were negotiated in August 2015. When setting the level of each executive officer’s severance payments and benefits in 2015, our Compensation Committee took into consideration an analysis of the severance payments and benefits provided to similarly situated executives at our Peer Group companies prepared by Compensia.
The severance payments and benefits payable to each of our Named Executive Officers (including Mr. Del Rio) upon a qualifying termination of employment generally include a cash payment based on his or her base salary (in Mr. Del Rio’s case, a multiple of his base salary and full annual cash bonus), including the payment of a pro-rata portion of any annual cash bonus actually earned for the year of termination of employment and continued medical benefits for the applicable severance period at our expense. Mr. Del Rio is also entitled to receive (i) certain specified perquisites during the applicable severance period and (ii) a “gross up” payment for any excise taxes that may become payable in connection with a change in control of the Company pursuant to Sections 280G and 4999 of the Code. Further, if his employment is terminated without “cause” or if he earlier terminates his employment for “good reason,” all of Mr. Del Rio’s unvested CEO Options, CEO RSUs and CEO PSUs will vest in full. Finally, if Mr. Del Rio’s employment terminates by reason of his death or disability, he will vest in a pro rata portion of the next unvested installment of his time-based CEO Options and CEO RSUs.
We do not believe that our Named Executive Officers should be entitled to any cash severance payments or benefits merely because of a change in control of the Company. Accordingly, none of the Named Executive Officers are entitled to any such payments or benefits upon the occurrence of a change in control of the Company unless there is an actual or constructive termination of employment for “good reason” following the change in control (a “double-trigger” arrangement). Similarly, none of the NEOs is entitled to receive any automatic “single trigger” equity vesting upon the occurrence of a change in control of the Company, and severance protections for equity awards also require an actual or constructive termination of employment for “good reason” following the change in control. If, in connection with a change in control of the Company, there is an actual or constructive termination of employment for one of our NEOs, in addition to the payments and benefits described above, all of such NEO’s outstanding and unvested equity awards granted under the Plan, or any successor plan, will receive full accelerated vesting.
The material terms of these payments and benefits, as well as the severance payments and benefits that Mr. Sheehan received in connection with his termination of employment in January 2015, are described in the “Potential Payments Upon Termination or Change in Control” section below.
Other Elements of Compensation
Supplemental Executive Retirement Plan
We maintained a Supplemental Executive Retirement Plan (“SERP”), which was a legacy unfunded defined contribution plan for certain of our executives who were employed by us in an executive capacity prior to 2008. The SERP was frozen to future participation following that date. Mr. Stuart was the only Named Executive Officer who was eligible to participate in the SERP in 2015. The SERP provided for Company contributions on behalf of the participants to compensate them for the benefits that are limited under our 401(k) Plan. We credited participants under the SERP for amounts that would have been contributed by us to our previous Defined Contribution Retirement Plan and our former 401(k) Plan without regard to any limitations imposed by the Code. Participants did not make any elective contributions under this plan.
In 2015, we made a contribution to the SERP for Mr. Stuart, and certain amounts were paid to Stuart, in lieu of being contributed to the SERP, to comply with and avoid adverse consequences under currently applicable tax rules. Our contribution for Mr. Stuart for 2015 is included in the “2015 Summary Compensation Table” below and the footnotes thereto. Our Board elected to discontinue this plan following the 2015 contributions and will pay the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Additional information about the SERP is provided in the “2015 Nonqualified Deferred Compensation Table” and the narrative to the table below.
Senior Management Retirement Savings Plan
We maintained a Senior Management Retirement Savings Plan (“SMRSP”), which was a legacy unfunded defined contribution plan for certain of our employees, including Mr. Stuart, who were employed by us prior to 2001. Mr. Stuart was the only Named Executive Officer who was eligible to participate in the SMRSP. The SMRSP provided for Company contributions on behalf of the participants to compensate them for the difference between the qualified plan benefits that were previously available under our cash balance pension plan and the redesigned 401(k) Plan. We credited participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to our previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan.
The amount of the contribution for 2015 was paid to Mr. Stuart in 2015 to comply with and avoid adverse consequences under currently applicable tax rules. Our contribution for Mr. Stuart for 2015 is included in the “2015 Summary Compensation Table” below and the footnotes thereto. Our Board elected to discontinue this plan following the 2015 contributions and will pay the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Additional information about the SMRSP is provided in the “2015 Nonqualified Deferred Compensation Table” and the narrative to the table below.
Benefits and Perquisites
While employed, we provide our Named Executive Officers with retirement benefits under our 401(k) plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect from time to time and substantially on the same terms as those generally offered to our other employees (although vacation benefits may differ).

In addition, while employed, our Named Executive Officers receive a cash automobile allowance, a cruise benefit for Company cruises, as well as coverage under a medical executive reimbursement plan which provides them with coverage of certain medical, dental and vision expenses. Mr. Binder receives a monthly travel allowance in lieu of the cash automobile allowance. We believe that the level and mix of perquisites we provide to our Named Executive Officers is consistent with market compensation practices.
Mr. Del Rio is also entitled to certain additional perquisites pursuant to the terms of his amended employment agreement originally entered into with Prestige.
Share Ownership Program
We do not currently have a share ownership program in place for our executive officers.
Compensation Risk Assessment
We have conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In particular, our Compensation Committee believes that the design of our annual performance incentive programs and long-term equity incentives provides an effective and appropriate mix of incentives to ensure our compensation program is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*
John W. Chidsey (Chair)
Chad A. Leat
Russell W. Galbut
*Mr. Galbut was appointed to the Compensation Committee in November 2015. Mr. Leat was appointed to the Compensation Committee in March 2016 and Mr. Chidsey became Chairman of the Compensation Committee in March 2016.
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by NCLH (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent NCLH specifically incorporates such report by reference therein.

COMPENSATION OF EXECUTIVE OFFICERS
The “2015 Summary Compensation Table” below quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers for 2015, 2014 and 2013, as applicable.
The “2015 Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in 2015 Table” provides information regarding the cash and long-term equity incentives awarded to our Named Executive Officers. The tables entitled “Outstanding Equity Awards at December 31, 2015 Table” and “Option Exercises and Stock Vested in 2015 Table” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.
2015 SUMMARY COMPENSATION TABLE
The following table presents information regarding compensation of each of our Named Executive Officers for services rendered during 2015, 2014 and 2013.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(8)	Total ($)
Frank J. Del Rio(5) President and Chief Executive Officer	2015	1,837,500	—	10,276,315	17,752,083	1,903,799	140,651	31,910,348
	2014	201,923	1,925,000	—	—	—	3,983	2,130,906
Kevin M. Sheehan(6) Former President and Chief Executive Officer	2015	35,671	—	—	—	—	3,619,793	3,655,464
	2014	1,604,846	3,255,000	—	8,308,953	—	3,915,497	17,084,296
	2013	1,428,558	—	2,066,084	7,740,000	2,685,336	708,473	14,628,451
Wendy A. Beck Executive Vice President and Chief Financial Officer	2015	624,849	—	—	1,018,385	483,595	29,592	2,156,421
	2014	543,323	548,000	—	632,474	—	546,210	2,270,007
	2013	528,250	—	549,401	773,500	480,043	22,583	2,353,777
Andrew Stuart President and Chief Operating Officer of the Norwegian brand	2015	627,833	—	—	2,030,533	484,793	164,108	3,307,267
	2014	515,086	259,750	—	632,474	—	422,854	1,830,164
	2013	500,852	—	698,677	773,500	446,379	210,045	2,629,453
Jason M. Montague President and Chief Operating Officer of the Oceania Cruises and Regent brands	2015	650,000	—	—	2,179,933	506,250	47,921	3,384,104
Robert Binder(7) Vice Chairman, Oceania Cruises and Regent	2015	891,027	757,500	—	—	89,424	22,506	1,760,457

(1)
For 2015, the amount reported in the “Bonus” column represents completion bonuses pursuant to Mr. Binder’s consulting agreements.

(2)
For 2015, the amounts reported in the “Stock Awards” column reflect the grant-date fair value under FASB ASC Topic 718 of the CEO RSU awards and CEO PSU awards granted to Mr. Del Rio in 2015. The amounts reported do not include CEO PSU awards subject to Adjusted EPS and Adjusted ROIC performance vesting conditions for which there has not been a grant date under FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the RSU awards contained in “Note 10, Employee Benefits and Share Option Plans,” to our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed on February 29, 2016.

(3)
The amounts reported in the “Option Awards” column reflect the grant-date fair value under FASB ASC Topic 718 of the stock options granted to the Named Executive Officers in 2015, 2014 and 2013. The amounts reported do not include the CEO Options subject to Adjusted EPS and Adjusted ROIC performance vesting conditions for which there has not been a grant date under FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the share option awards contained in “Note 10, Employee Benefits and Share Option Plans,” to our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed on February 29, 2016.

(4)
For 2015, the amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the annual cash bonuses paid under our annual performance incentive cash bonus program based on performance during 2015, as described above in “Compensation Discussion and Analysis.”

(5)
Mr. Del Rio became our President and Chief Executive Officer on January 8, 2015.

(6)
On January 8, 2015, Mr. Sheehan resigned as our President and Chief Executive Officer.

(7)
For Mr. Binder, the amounts reported include compensation for all services rendered to us in 2015, including the compensation payable under his consulting agreement with us that was superseded by his employment agreement entered into in October 2015.

(8)
The following table provides detail for the amounts reported for 2015 in the “All Other Compensation” column of the table.

Name	Auto ($)(1)	Contributions to SERP ($)(2)	Contributions to SMRSP ($)(3)	401(k) Employer Match ($)(4)	MERP Premium ($)(5)	Severance ($)(6)	Accrued Vacation Payout ($)(7)	CEO Benefits ($)(8)	Other Benefits ($)(9)	Total ($)
Frank J. Del Rio	24,000	—	—	12,975	8,688	—	—	82,000	12,988	140,651
Kevin M. Sheehan	592	—	—	12,571	50,573	3,255,000	299,984	—	1,073	3,619,793
Wendy A. Beck	14,400	—	—	—	12,996	—	—	—	2,196	29,592
Andrew Stuart	17,388	106,900	11,575	12,975	12,996	—	—	—	2,274	164,108
Jason M. Montague	18,000	—	—	12,975	12,996	—	—	—	3,950	47,921
Robert Binder	—	—	—	—	—	—	—	—	22,506	22,506

(1)
Represents a cash automobile allowance.

(2)
Represents our contribution to the Company’s Supplemental Executive Retirement Plan.

(3)
Represents our contribution to the Company’s Senior Management Retirement Savings Plan.

(4)
Represents employer contribution match under the 401(k) plan on the same terms as those generally offered to our other employees.

(5)
Represents medical premiums under a medical executive reimbursement plan. For Mr. Sheehan, represents the total estimated value due to the continuation of medical and dental coverage for himself and his eligible dependents (having a value of  $14,298 for 2015 and a total estimated value of  $50,573).

(6)
Represents severance payment to Mr. Sheehan pursuant to his employment agreement.

(7)
Represents accrued vacation payout pursuant to Mr. Sheehan’s resignation.

(8)
Represents the following benefits for Mr. Del Rio: $30,000 travel expense allowance, $12,000 personal allowance, $20,000 tax preparation service and $20,000 country club membership.

(9)
Represents flexible credits, life insurance premiums and cruise benefits for our Named Executive Officers. Additionally, air travel cost and COBRA employer reimbursements were included for Mr. Binder.

Description of Employment Agreements for Current NEOs—Salary and Annual Cash Bonus Opportunity
Frank J. Del Rio
On August 4, 2015, we entered into a letter agreement with Mr. Del Rio to amend his existing employment agreement, originally entered into by Prestige prior to the Acquisition and dated June 5, 2014, and subsequently amended by a letter agreement dated September 2, 2014.
The initial term of Mr. Del Rio’s amended employment agreement extends until June 30, 2019. Beginning in calendar year 2016, Mr. Del Rio’s 2015 base annual salary of  $1,837,500 was reduced to $1,500,000 and he is no longer entitled to receive automatic 5% increases to his base annual salary amount each calendar year (as he was in his legacy employment agreement with Prestige). Beginning in calendar year 2016, Mr. Del Rio’s 2015 target annual cash bonus amount of 100% of his base annual salary was increased to 200% of his base annual salary. Mr. Del Rio’s target annual cash bonus opportunity is subject to a new maximum limit of 300% of his base annual salary. Mr. Del Rio is entitled to a $2,000 monthly car allowance and certain other personal benefits each year. The amended employment agreement also provides for participation in employee benefit plans and perquisite programs generally available to our executive officers, including a medical executive reimbursement plan.
In addition, pursuant to the amended employment agreement, Mr. Del Rio received a special one-time, front-loaded, performance-based award of options, RSUs and PSUs as described above under “Executive Compensation—Compensation Discussion and Analysis—President and Chief Executive Officer Awards.” Mr. Del Rio is no longer entitled to a fixed amount of automatic time-based stock option awards each calendar year under his amended employment agreement.
Wendy A. Beck
Ms. Beck is employed as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement with us dated as of September 2, 2015.
The initial term of Ms. Beck’s employment under the agreement is from September 1, 2015 through December 31, 2018, which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Ms. Beck gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of   $650,000, subject to annual review, a performance-based annual cash bonus in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee and participation in the benefit plans and programs generally available to other similarly situated executives, including a medical executive reimbursement plan. She is also entitled to a $1,200 monthly car allowance.
Andrew Stuart
Mr. Stuart is employed as our President and Chief Operating Officer of the Norwegian brand pursuant to an employment agreement with us dated as of September 2, 2015.
The initial term of Mr. Stuart’s employment agreement is from September 1, 2015 through December 31, 2018 which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Stuart gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of   $650,000, subject to annual review, a performance-based annual cash bonus in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including a medical executive reimbursement plan. He is also entitled to a $1,500 monthly car allowance.
Jason M. Montague
Mr. Montague is employed as our President and Chief Operating Officer of the Oceania Cruises and Regent brands pursuant to an employment agreement with us dated as of September 17, 2015.
The initial term of Mr. Montague’s employment agreement is from September 1, 2015 through December 31, 2018 which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Montague gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of  $650,000, subject to annual review, a performance-based annual cash bonus in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including a medical executive reimbursement plan. He is also entitled to a $1,500 monthly car allowance.

Robert Binder
Mr. Binder is employed as our Vice Chairman of Oceania Cruises and Regent pursuant to an employment agreement with us dated as of October 26, 2015.
The initial term of Mr. Binder’s employment agreement is from October 1, 2015 through December 31, 2018 which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Binder gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $500,000, subject to annual review, a performance-based annual cash bonus in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including a medical executive reimbursement plan. He is also entitled to one cross-country, first-class flight per month.

GRANTS OF PLAN-BASED AWARDS IN 2015 TABLE
The following table presents all plan-based awards granted to our Named Executive Officers during the year ended December 31, 2015.
Name	Grant Date	Compensation Committee Approval Date (If Different than Grant Date)	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)	(#)	(#)	($/Sh)	($)
Frank J. Del Rio(6)
2015 Annual Cash Bonus	1/1/2015	—	918,750	1,837,500	3,675,000	—	—	—	—	—
Option Awards – Time-based	8/4/2015	—	—	—	—	—	—	625,000	59.43	15,175,000
Option Awards – Share Appreciation	8/4/2015	—	—	—	—	208,333(2)	—	—	59.43	2,577,083
RSU Awards – Time-based	8/4/2015	—	—	—	—	—	150,000	—	—	8,914,500
PSU Awards – Share Appreciation	8/4/2015	—	—	—	—	50,000(2)	—	—	—	1,361,815
Wendy A. Beck
2015 Annual Cash Bonus	1/1/2015	—	234,318	468,637	937,274	—	—	—	—	—
Option Awards	7/1/2015	4/28/2015	—	—	—	—	—	50,000	56.19	1,018,385
Andrew Stuart
2015 Annual Cash Bonus	1/1/2015	—	235,437	470,875	941,749	—	—	—	—	—
Option Awards	4/28/2015	—	—	—	—	—	—	100,000	50.17	2,030,533
Jason M. Montague
2015 Annual Cash Bonus	1/1/2015	—	243,750	487,500	975,000	—	—	—	—	—
Option Awards	2/2/2015	—	—	—	—	—	—	60,000	43.76	1,161,548
Option Awards	7/1/2015	4/28/2015	—	—	—	—	—	50,000	56.19	1,018,385
Robert Binder
2015 Annual Cash Bonus	1/1/2015	—	47,260	94,521	189,041	—	—	—	—	—

(1)
The amounts reported in these columns represent the range of possible payouts under our performance incentive annual cash bonus program based on performance during 2015, as described in the “Compensation Discussion and Analysis” section.

(2)
The amounts reported represent shares to be issued based on the achievement of predetermined share appreciation targets for both the CEO Option and CEO PSU awards for Mr. Del Rio in 2015 under our Plan.

(3)
These amounts represent time-based CEO RSUs awarded to Mr. Del Rio in 2015 under our Plan.

(4)
These amounts represent time-based options awarded to our Named Executive Officers in 2015. All options reported in this table were granted under our Plan.

(5)
The fair value of each time-based option is estimated on the date of grant using the Black-Scholes option-pricing model. The fair value of the time-based CEO RSUs is equal to the closing market price of NCLH shares at the date of grant. The fair value of the share appreciation CEO Option and share appreciation CEO PSU awards is estimated on the date of grant using a Monte-Carlo model. For a further discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see footnote 2 and 3 to the “2015 Summary Compensation Table” above.

(6)
The awards listed for Mr. Del Rio exclude 416,667 CEO Option awards and 100,000 CEO PSU awards because a grant date was not established for these awards during 2015 pursuant to FASB ASC Topic 718. For a description of the awards made to our President and Chief Executive Officer, please see “Executive Compensation—Compensation Discussion and Analysis—President and Chief Executive Officer Awards.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015 TABLE
The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2015.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Frank J. Del Rio	—	625,000(4)	625,000	59.43	8/3/2025	150,000(4)	8,790,000	150,000	8,790,000
Kevin M. Sheehan	—	—	—	—	—	—	—	—	—
Wendy A. Beck	204,795	—	—	19.00	1/17/2020	—	—	—	—
	25,000	25,000(5)	—	30.95	6/30/2023	—	—	—	—
	10,000	30,000(6)	—	31.90	6/30/2024	—	—	—	—
	—	50,000(7)	—	56.19	6/30/2025	—	—	—	—
Andrew Stuart	160,551	—	—	19.00	1/17/2020	—	—	—	—
	25,000	25,000(5)	—	30.95	6/30/2023	—	—	—	—
	10,000	30,000(6)	—	31.90	6/30/2024	—	—	—	—
	—	100,000(8)	—	50.17	4/27/2025	—	—	—	—
Jason M. Montague	10,000	30,000(9)	—	41.79	11/18/2024	—	—	—	—
	—	60,000(10)	—	43.76	2/1/2025	—	—	—	—
	—	50,000(7)	—	56.19	6/30/2025	—	—	—	—
Robert Binder	—	—	—	—	—	—	—	—	—

(1)
Represents performance-based CEO Option and CEO PSU awards granted to Mr. Del Rio on August 4, 2015 which will vest upon the achievement of pre-determined targets. This table reflects all of the shares subject to Mr. Del Rio’s award, and includes 416,667 CEO Option and 100,000 CEO PSU awards for which a grant date was not established under FASB ASC Topic 718. Please see “Executive Compensation—Compensation Discussion and Analysis—President and Chief Executive Officer Awards” for more information.

(2)
Represents unvested CEO RSU awards subject to time-based vesting requirements.

(3)
The market value of the unvested CEO RSU awards was calculated based on the $58.60 closing price of an NCLH ordinary share as of December 31, 2015.

(4)
Represents time-based CEO Option and CEO RSU awards granted to Mr. Del Rio on August 4, 2015. The time-based CEO Option awards vest 50% on June 30, 2017 and 50% on June 30, 2019. The time-based CEO RSU awards vest equally on June 30, 2016, 2017, 2018 and 2019, respectively.

(5)
The options of the Named Executive Officers vest in substantially equal annual installments on July 1, 2016 and 2017.

(6)
The options of the Named Executive Officers vest in substantially equal annual installments on July 1, 2016, 2017 and 2018.

(7)
The options of the Named Executive Officers vest in substantially equal annual installments on July 1, 2016, 2017 and 2018.

(8)
Mr. Stuart’s options vest in substantially equal annual installments on March 4, 2016, 2017, 2018 and 2019.

(9)
Mr. Montague’s options vest in substantially equal annual installments on November 19, 2016, 2017 and 2018.

(10)
Mr. Montague’s options vest in substantially equal annual installments on February 2, 2016, 2017, 2018 and 2019.

OPTION EXERCISES AND STOCK VESTED IN 2015 TABLE
The following table presents information regarding all stock options exercised and value received upon exercise, and all stock awards vested and the value realized upon vesting, by the Named Executive Officers during 2015.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank J. Del Rio	—	—	—	—
Kevin M. Sheehan	1,516,689(1)	31,236,452	56,687(2)	2,646,149
Wendy A. Beck	—	—	84,207(3)	5,048,450
Andrew Stuart	60,000	1,708,390	90,700(4)	5,386,673
Jason M. Montague	—	—	—	—
Robert Binder	—	—	—	—

(1)
Pursuant to his separation agreement, Mr. Sheehan had 90 days from his separation date to exercise all of his outstanding options.

(2)
Represents restricted share accelerated vesting pursuant to Mr. Sheehan’s separation agreement.

(3)
Represents 60,148 restricted shares vested upon a “realization event” for Apollo Holders and 24,059 restricted shares vested pursuant to time-based requirements.

(4)
Represents 90,700 restricted shares vested upon a “realization event” for Apollo Holders.

2015 NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table presents information on contributions to, earnings accrued under and distributions to our Named Executive Officers from our nonqualified defined contribution plans during the year ended December 31, 2015.
Name	Plan Name	Executive Contributions in FY 2015 ($)	Registrant Contributions in FY 2015 ($)(1)	Aggregate Earnings in FY 2015 ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at End FY 2015 ($)
Andrew Stuart	SERP	—	106,900	5,754	106,900	441,641
	SMRSP	—	11,575	1,119	11,575	85,870

(1)
Company contributions in this column are reported in the “All Other Compensation” column in the “2015 Summary Compensation Table” above.

(2)
Aggregate earnings in the last year are not included in the “2015 Summary Compensation Table” above because they are not above market or preferential as determined by SEC rules.

(3)
Represents amounts credited to plan accounts that vested in 2015 and were distributed in 2015 to comply with and avoid adverse tax consequences under applicable tax rules.

We maintained the SERP, which was an unfunded defined contribution plan for certain of our executive officers, including Mr. Stuart, who was employed by us in an executive capacity prior to 2008. We made contributions on behalf of the participants to compensate them for the benefits that were limited under the 401(k) Plan. We credited participants under the SERP Plan for amounts that would have been contributed by us to our previous Defined Contribution Retirement Plan and the former 401(k) plan without regard to any limitations imposed by the Code. Participants did not make contributions to this plan. Participant accounts were credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable Asset Income Fund, subject to a 5% maximum. For 2015, the rate of return used was 1.32%. To comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 would be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continued to accrue interest and would be distributed upon the first to occur of termination, death or disability or December 31, 2017. No withdrawals are permitted under the SERP. Our Board elected to discontinue this plan following the 2015 contributions and will pay the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period.
We also maintained the SMRSP, which is an unfunded defined contribution plan for certain of our employees, including Mr. Stuart, who were employed by us prior to 2001. Mr. Stuart was the only Named Executive Officer who was eligible to participate in the SMRSP. We made contributions on behalf of the participants to compensate them for differences between the qualified plan benefits that were previously available under the Company’s cash balance pension plan and the redesigned 401(k) Plan. We credited participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to our previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan. Participants did not make contributions to this plan. Participant accounts were credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable Asset Income Fund, subject to a 5% maximum. For 2015, the rate of return used was 1.32%. To comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 would be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continued to accrue interest and would be distributed upon the first to occur of termination of employment, death or disability or December 31, 2017. No withdrawals are permitted under the SMRSP. Our Board elected to discontinue this plan following the 2015 contributions and will pay the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
For all of our NEOs, other than Mr. Sheehan, the following section describes the payments and benefits that would have become payable to the Named Executive Officers in connection with a termination of their employment and/or a change in control of the Company occurring on December 31, 2015. For Mr. Sheehan, the following section describes the severance payments and benefits that he received as a result of his resignation on January 8, 2015. All of the payments and benefits described below would be or were provided by us. Please see “Compensation Discussion and Analysis” above for a discussion of how the level of these payments and benefits was determined. Our NEOs would also be entitled to receive any accrued payments and benefits disclosed above under the “2015 Nonqualified Deferred Compensation Table” in connection with a termination of their employment.
Frank J. Del Rio
Mr. Del Rio’s amended employment agreement provides for certain payments and benefits to be paid to him in connection with a termination of his employment under the circumstances described below. In each case, Mr. Del Rio is entitled to receive all amounts that he has earned but are unpaid regardless of the circumstances under which his employment terminates (his “accrued obligations”).
Severance Benefits—Termination of Employment. In the event that Mr. Del Rio’s employment is terminated during the employment term either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement) or his employment terminates on the expiration of his employment term, he will be entitled to receive:
•
payments equal to twice the sum of: (1) his highest rate of annualized base salary in effect during the one-year period before the severance date and (2) his target annual cash bonus amount at the highest rate in effect during the one-year period prior to his termination of employment applied to the base salary determined in clause (1), payable over a two-year period in accordance with our regular payroll cycle practices, provided that if such termination of employment occurs on or before November 18, 2016, these payments will be made in one lump sum;

•
continued payment of the automobile allowance, country club dues and income tax preparation benefits specified in his amended employment agreement for two years after the severance date;

•
continuation of medical and dental coverage for Mr. Del Rio and his eligible dependents on the same terms as actively employed senior executives for two years after the severance date; and

•
a pro-rata portion of his annual cash bonus for the year in which the severance date occurs, with the pro-rata portion determined based on performance through the severance date.

In the event that Mr. Del Rio’s employment is terminated either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement), he will also be entitled to receive accelerated vesting for all unvested CEO Options, CEO RSUs and CEO PSUs in full.
Mr. Del Rio’s right to receive the severance payments and benefits described above is subject to him executing a release of claims in favor of the Company.
In addition, Mr. Del Rio will be entitled to receive a “gross up” payment for any excise taxes that may be payable in connection with the change in control of the Company pursuant to Sections 280G and 4999 of the Code.
Severance Benefits—Other Terminations. In the event that Mr. Del Rio’s employment is terminated due to his death or disability, he is entitled to pro-rata vesting of the next unvested installment of his time-based CEO Options and CEO RSUs. In the event that Mr. Del Rio’s employment is terminated by us for “cause” or by him other than for “good reason,” he will only be entitled to receive his accrued obligations.
Restrictive Covenants. Pursuant to Mr. Del Rio’s amended employment agreement, he has agreed not to disclose any confidential information of the Company and its affiliates at any time during or after his employment with us. In addition, Mr. Del Rio has agreed that for a period of one year (two years in the case of a resignation without “good reason”) after his employment terminates he will not compete with certain restricted competitors of the Company, and for a period of one year after the last date compensation is paid to him by us, he will not solicit the employees of the Company or its affiliates.
Kevin M. Sheehan
In connection with Mr. Sheehan’s resignation on January 8, 2015, he received the following payments and benefits pursuant to a separation agreement that he entered into with us:
•
all of his accrued and unpaid base salary (and accrued and unpaid vacation time) through the date of his resignation;

•
$1,627,500, which represents the second installment of his previously approved Acquisition- related bonus (which is reflected in the “2015 Summary Compensation Table” above in his compensation for 2014);

•
a one-time cash separation payment in an amount equal to his base salary and target annual cash bonus (having a value equal to $3,255,000);

•
vesting of a portion of his outstanding unvested equity-based awards (having a value equal to $16,071,280 on the date of his resignation based on the NCLH share price on that date and the “spread” value of his options); and

•
continuation of medical and dental coverage for himself and his eligible dependents (having a value of  $14,298 for 2015 and a total estimated value of  $50,573) on substantially the same terms and conditions provided to active employees of the Company until the first to occur of: (1) the end of the month in which he turns 65; (2) the date of his death; (3) the date he becomes eligible for Medicare benefits under the Social Security Act, or; (4) the date he becomes eligible for coverage under the health plan of a future employer.

The term of Mr. Sheehan’s vested options was also extended until 90 days after the date of the Company’s announcement of its financial results for 2014. Mr. Sheehan agreed not to disclose any confidential information of the Company and its affiliates at any time during or after his employment with us. In addition, Mr. Sheehan agreed that for a period of one year after his resignation, he would not compete with the business of the Company or its affiliates and for a period of two years after his resignation, he would not solicit the employees or guests of the Company or its affiliates.
Other Named Executive Officers
The employment agreement of each of Ms. Beck, Mr. Stuart, Mr. Montague and Mr. Binder with us, described above under the heading “Description of Employment Agreements for Current NEOs—Salary and Annual Cash Bonus Opportunity,” provides for certain payments and benefits to be paid to each Named Executive Officer in connection with a termination of his or her employment with us under the circumstances described below. In each case, Ms. Beck, Mr. Stuart, Mr. Montague and Mr. Binder are entitled to receive all amounts that he or she has earned but are unpaid regardless of the circumstances under which his or her employment terminates (his or her “accrued obligations”).
Severance Benefits—Termination of Employment. In the event that Ms. Beck’s, Mr. Stuart’s, Mr. Montague’s or Mr. Binder’s employment is terminated during the employment term by us without “cause,” we provide notice that his or her employment agreement will not be extended or further extended, or the Named Executive Officer terminates his or her employment for “good reason” (as those terms are defined in the employment agreements) the Named Executive Officer will be entitled to receive:
•
an amount equal to twice his or her then current base salary at the annualized rate in effect on the severance date, payable over a 12-month period in accordance with our regular payroll cycle practices following termination;

•
payment of a pro-rata portion of any annual cash bonus actually earned for the year of termination; and

•
continuation of medical and dental coverage for him or her and his or her eligible dependents on substantially the same terms and conditions in effect on his or her termination of employment until the first to occur of: (1) 18 months following termination, (2) the date of his or her death; (3) the date he or she becomes eligible for coverage under the health plan of a future employer; or (4) the date the Company is no longer obligated to offer her or him COBRA continuation coverage.

In addition, if in connection with a change in control of the Company, we terminate Ms. Beck’s, Mr. Stuart’s, Mr. Montague’s or Mr. Binder’s employment without “cause,” provide notice that his or her agreement will not be extended or further extended, or he or she terminates his or her employment for “good reason,” in addition to the payments and benefits described above, all of Ms. Beck’s, Mr. Stuart’s, Mr. Montague’s or Mr. Binder’s outstanding and unvested equity awards granted under the Plan, or any successor equity plan, will receive full accelerated vesting.
The employment agreements for Ms. Beck, Mr. Stuart, Mr. Montague and Mr. Binder provide that if any of the foregoing severance payments or benefits would be a parachute payment subject to any excise taxes pursuant to Sections 280G and 4999 of the Code, his or her payments and benefits will be reduced and “cut back” to the extent that such reduction results in a better net after tax result to him or her.
Each of Ms. Beck’s, Mr. Stuart’s, Mr. Montague’s and Mr. Binder’s right to receive the severance payments and benefits described above is subject to him or her executing a release of claims in favor of the Company.
Severance Benefits—Other Terminations. In the event that Ms. Beck’s, Mr. Stuart’s, Mr. Montague’s or Mr. Binder’s employment is terminated by us for any other reason (death, disability, by us for “cause” or by the Named Executive Officer other than for “good reason”), he or she will only be entitled to receive his or her accrued obligations.
Restrictive Covenants. Pursuant to each of Ms. Beck’s, Mr. Stuart’s, Mr. Montague’s and Mr. Binder’s employment agreements, each Named Executive Officer has agreed not to disclose any confidential information of the Company and its affiliates at any time during or after his or her employment with us. In addition, each Named Executive Officer has agreed that for a period of two years after his or her employment terminates, he or she will not compete with the business of the Company or its affiliates and will not solicit the employees or guests of the Company or its affiliates.
Estimated Severance and Change in Control Payments and Benefits
The following table presents the estimated payments and benefits to which each of the Named Executive Officers, other than Mr. Sheehan, would have been entitled had his or her employment been terminated or a change in control of NCLH occurred on December 31, 2015 under the scenarios noted below.
Name	Voluntarily Termination or Termination for Cause ($)	Death, Disability or Retirement ($)	Termination Without Cause or Good Reason ($)	Change in Control Termination ($)
Frank J. Del Rio
Severance Payment	—	—	9,253,799	—
Insurance Continuation	—	—	30,181	—
Equity Acceleration	—	2,197,500(2)	17,580,000(1)	—
Miscellaneous Benefit Continuation	—	—	148,000	—
Gross-Up Payment	—	—	—	—
Wendy A. Beck
Severance Payment	—	—	1,783,595	1,783,595
Insurance Continuation	—	—	31,425	31,425
Equity Acceleration	—	—	—	1,612,750(3)

Name	Voluntarily Termination or Termination for Cause ($)	Death, Disability or Retirement ($)	Termination Without Cause or Good Reason ($)	Change in Control Termination ($)
Andrew Stuart
Severance Payment	—	—	1,784,793	1,784,793
Insurance Continuation	—	—	31,425	31,425
Equity Acceleration	—	—	—	2,335,250(3)
Jason M. Montague
Severance Payment	—	—	1,806,250	1,806,250
Insurance Continuation	—	—	31,425	31,425
Equity Acceleration	—	—	—	1,515,200(3)
Robert Binder
Severance Payment	—	—	1,089,424	1,089,424
Insurance Continuation	—	—	9,978	9,978
Equity Acceleration	—	—	—	—

(1)
The amount disclosed was determined by taking the value (calculated based on the NCLH share price of $58.60 at December 31, 2015) associated with Mr. Del Rio’s unvested CEO Options, CEO RSUs and CEO PSUs subject to acceleration as of December 31, 2015. For options, the value presented is equal to the “spread” value at December 31, 2015. This table reflects all of the shares subject to Mr. Del Rio’s award, and includes awards for which a grant date was not established under FASB ASC Topic 718.

(2)
The amount disclosed was determined by taking the value (calculated based on the NCLH share price of  $58.60 at December 31, 2015) associated with Mr. Del Rio’s next unvested installment of 312,500 time-based CEO Options and 37,500 time-based CEO RSUs subject to acceleration as of December 31, 2015. For options, the value presented is equal to the “spread” value at December 31, 2015.

(3)
The amount disclosed was determined by taking the value (calculated based on the NCLH share price of $58.60 at December 31, 2015) associated with the NEO’s unvested options subject to acceleration as of December 31, 2015. For options, the value presented is equal to the “spread” value at December 31, 2015.

Compensation Committee Interlocks and Insider Participation
Messrs. John W. Chidsey, Russell W. Galbut, Kevin Crowe, F. Robert Salerno, Tan Sri Lim Kok Thay, David M. Abrams and Steve Martinez served on the Compensation Committee during 2015. None of the members of our Compensation Committee was an officer or employee of the Company during the last fiscal year or was formerly an officer of the Company. Mr. Abrams was a party to a transaction with the Company in 2015 as disclosed under “Certain Relationships and Related Party Transactions,” but such transaction did not occur until after he had resigned from the Compensation Committee. During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
We are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to achieve two principal objectives: (i) effectively attract and retain executive officers with the requisite skills and experience to help us achieve our business objectives and develop, expand and execute business opportunities that improve long-term shareholder value; and (ii) motivate our executive officers to achieve our short-term and long-term business objectives and increase long-term shareholder value by linking their compensation to our performance and increases in long-term shareholder value.
After considering investor feedback from last year’s “say-on-pay” vote our Compensation Committee made several changes to our executive compensation programs that we believe are consistent with emerging trends in executive compensation best practices and strengthening the “pay for performance” aspects of our compensation programs. These key changes included:
•
maintaining a Compensation Committee composed solely of independent directors as of March 2016;

•
reducing the base salary of our President and Chief Executive Officer by $337,500, beginning January 1, 2016;

•
eliminating the automatic annual base salary increases and time-based stock option awards that our President and Chief Executive Officer was previously guaranteed to receive pursuant to his legacy employment agreement;

•
introducing performance-based stock option and restricted share unit awards for our President and Chief Executive Officer, so that 50% of his options and restricted share unit awards will be earned only if we achieve objective long-term performance targets; and

•
eliminating the non-financial individual performance component of each Named Executive Officer’s annual cash bonus opportunity, so that his or her annual cash bonus opportunity is directly tied to the achievement of objective performance targets established at the consolidated NCLH level.

Shareholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and practices implement our compensation philosophy.
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement. The vote on this resolution, commonly known as a “say-on-pay” vote, is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and overseeing our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual General Meeting:
RESOLVED, that the shareholders of the Company approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the Proxy Statement for this Annual General Meeting.

Our current policy is to provide our shareholders with an opportunity to approve the compensation of our NEOs each year at the annual general meeting of shareholders. It is expected that the next such vote will occur at the 2017 annual general meeting of shareholders.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — RATIFICATION OF PRINCIPAL INDEPENDENT REGISTERED CERTIFIED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PwC to serve as our independent registered certified public accounting firm for the year ending December 31, 2016. As required by our bye-laws and applicable law, the appointment of PwC and the fixing of PwC’s remuneration must be approved by the shareholders at the Annual General Meeting. If shareholders do not ratify the appointment of PwC and the Audit Committee’s determination of PwC’s remuneration, the Audit Committee will consider the appointment of another independent registered certified public accounting firm. In addition, even if shareholders ratify the Audit Committee’s selection, the Audit Committee, in its discretion, may still appoint a different independent registered certified public accounting firm if it believes that such a change would be in the best interests of NCLH and its shareholders.
A representative of PwC is expected to attend the Annual General Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.
Aggregate fees for professional services rendered by PwC for the years ended December 31, 2015 and 2014 were:
	Total Fees Year Ended December 31,
	2015	2014(1)
	(in thousands)
Audit fees	$5,155	$4,311
Audit-related fees	1,336	2,007
Tax fees	264	459
All other fees	2	2
Total	$6,757	$6,779

(1)
Amounts reflect additional fees for work performed in 2014.

The audit fees for the years ended December 31, 2015 and 2014 relate to the aggregate fees billed by PwC in connection with the audit of our regulatory and statutory reports, and our Sarbanes-Oxley 404 attestation.
The audit-related fees for the years ended December 31, 2015 and 2014 were related to the issuance of comfort letters and technical and accounting advice.
Tax fees for the years ended December 31, 2015 and 2014 were related to tax return preparation and other tax services.
All other fees for the years ended December 31, 2015 and 2014 related to the PwC annual on-line subscription research tool.
Pursuant to the terms of its charter, the Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered certified public accounting firm. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered certified public accounting firm or on an individual basis. The Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members and, pursuant to this authority, provided that any decisions to pre-approve any audit or non-audit services must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all of the non-audit services provided by our independent registered certified public accounting firm in 2015 and 2014.

The Audit Committee has considered and determined that the services provided by PwC are compatible with maintaining PwC’s independence.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PwC AS OUR PRINCIPAL INDEPENDENT AUDITOR FOR THE YEAR 2016 AND THE AUDIT COMMITTEE’S DETERMINATION OF PwC’s REMUNERATION.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered certified public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2015 with management and with our independent registered certified public accounting firm. In addition, the Audit Committee discussed with our independent registered certified public accounting firm the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from our independent registered certified public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit Committee concerning independence and has discussed with our independent registered certified public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered certified public accounting firm are compatible with maintaining its independence.
Based on the review and discussions with management and our independent registered certified public accounting firm described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Chad A. Leat (Chairman)*
Walter L. Revell
John W. Chidsey
F. Robert Salerno
*
Mr. Leat became Chairman of the Audit Committee in connection with his appointment to the Board in November 2015.

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by NCLH (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent NCLH specifically incorporates such report by reference therein.

PROPOSAL 4 — AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
General
The Company’s long-term incentive compensation program is implemented under the Norwegian Cruise Line Holdings Ltd. 2013 Performance Incentive Plan (or the “Plan”). The Plan emphasizes achievement of long-term performance and shareholder value creation.
On March 31, 2016, the Company’s Board of Directors approved amending and restating the Plan, subject to approval by our shareholders. At the Annual General Meeting, our shareholders will be asked to approve the following amendments set forth in the amended and restated Plan:
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Increase in Aggregate Share Limit. The Plan currently limits the aggregate number of the Company’s ordinary shares that may be delivered pursuant to all awards granted under the Plan to 15,035,106 shares. The proposed amendments would increase this limit by an additional 12,430,000 shares so that the new aggregate share limit for the Plan would be 27,465,106 shares. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the Plan by 12,430,000 shares for a new limit of 27,465,106 incentive stock options. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate Plan share limit described above.

•
Addition of Performance-Based Award Feature. The Plan was originally approved prior to our IPO, and certain awards granted to date under the Plan have been eligible for grandfathering relief for purposes of the deductibility limits of Section 162(m) of the U.S. Internal Revenue Code (or the “Code”). The proposed amendments include provisions designed to provide us with the flexibility to grant options, share appreciation rights, performance-based shares or share unit awards and certain other performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the Code. If shareholders approve this Plan proposal, the administrator would have the authority to grant performance-based awards (other than options or share appreciation rights, for which there is no time limit on our authority) until the first annual meeting of shareholders that occurs in 2021 (this expiration time is earlier than the general expiration date of the Plan and is required under applicable tax rules).

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Extension of Plan Term. The Plan is currently scheduled to expire on January 6, 2023. The proposed amendments provide for the term of the Plan to be extended until March 30, 2026, ten years from the date the proposed amended Plan was approved by the Board.

As of March 14, 2016, a total of 11,053,839 ordinary shares were then subject to outstanding awards granted under the Plan, and only 833,380 ordinary shares were then available for new award grants under the Plan (assuming that all outstanding performance-based awards are paid-out at the maximum performance level). The proposed amendments would increase the reserved shares under the plan by 12,430,000 shares. Based solely on the closing price of the Company’s ordinary shares as reported by the NASDAQ Stock Market on March 14, 2016, the maximum aggregate market value of the additional 12,430,000 new shares that could be issued under the Plan is approximately $617.6 million.
The Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the Plan are an important attraction, retention and motivation tool for participants in the Plan. The Board believes that the number of shares currently available under the Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The Board believes that the additional shares give the Company greater flexibility to structure future incentives and better attract, retain and award key employees.
If shareholders do not approve this Plan proposal, the current share limits under the Plan will continue in effect, we will not gain the ability to grant performance-based awards for purposes of Section 162(m) of the Code, and the Plan term will not be extended.

Key Features of the Plan
Some of the key features of the Plan are highlighted below. This section is qualified in its entirety by the full text of the Plan, which appears as Appendix A to this Proxy Statement.
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No Evergreen or Option Reload Feature. The Plan does not include any “evergreen feature” that automatically increases the shares available for issuance under the Plan each year. The Plan also does not include any provision for the grant of reload options.

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No Repricings Without Shareholder Approval. The Plan expressly prohibits the Company from repricing or buying-out options and stock appreciation rights (“SARs”) without shareholder approval.

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Change in Control Definition. The change in control provisions under the Plan require the actual occurrence of a qualifying transaction.

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No “Single Trigger” Change in Control Provision. The Plan does not require automatic vesting of outstanding awards upon the occurrence of a change in control of the Company. Instead, outstanding awards may be assumed, exchanged, or otherwise continued following the change in control, and outstanding awards will only vest if they are not assumed, exchanged or otherwise continued and terminate in connection with the change in control, or if the terms of the individual awards require accelerated vesting.

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No Change in Control Gross-Ups. The Plan does not include any gross-up payment for golden parachute excise taxes that may be triggered under Sections 280G and 4999 of the Code as a result of a change in control of the Company.

•
No Liberal Share Recycling Provisions for Options and SARs. The current version of the Plan has what is often referred to as liberal share recycling provisions for options and SARs. The proposed amendments provide that any shares that are not issued or delivered as a result of the net settlement of an outstanding option or SAR, or any shares that are not issued or are tendered back to the Company as payment for any options or SARs, as well as any shares withheld or tendered to satisfy tax withholding obligations related to options or SARs, as well as any shares repurchased with the proceeds of any option exercise price, will not again be available for new grants under the Plan. In addition, the gross number of shares for which a SAR award is exercised, and not the number of shares actually issued, will count against the share limits of the Plan.

•
Minimum Vesting. Except as described below, all options and SARs granted under the Plan must have a minimum vesting period of one year and no portion of an award may vest earlier than the first anniversary of the grant date of the award.

Please see the following section for a more detailed summary of the principal terms of the Plan.
Summary Description of the Plan
The principal terms of the Plan are summarized below. The following summary is qualified in its entirety by the full text of the Plan, which appears as Appendix A to this Proxy Statement.
Purpose. The purpose of the Plan is to promote the success of the Company and to increase shareholder value by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.
Administration. Our Board or one or more committees appointed by our Board will administer the Plan. Our Board has delegated general administrative authority for the Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the Plan, including, without limitation, the authority:
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to select eligible participants and determine the type(s) of award(s) that they are to receive;

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to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

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subject to the minimum vesting requirements set forth below, to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based targets), or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

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to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

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subject to the other provisions of the Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

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to determine the method of payment of any purchase price for an award or ordinary shares delivered under the Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned ordinary shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

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to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

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to approve the form of any award agreements used under the Plan; and

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to construe and interpret the Plan, make rules for the administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

All options and SARs granted under the Plan are subject to a minimum vesting requirement of one year and no portion of any such award may vest earlier than the first anniversary of the grant date of the award. This minimum vesting requirement does not apply to 5% of the total number of shares under the Plan.
No Repricing. In no case (except due to an adjustment to reflect a share split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Administrator (1) amend an outstanding option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding option or share appreciation right in exchange for an option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility. Persons eligible to receive awards under the Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 26,500 officers and employees of the Company and its subsidiaries (including all of the Company’s NEOs), and each of the Company’s eight non-employee directors, are considered eligible under the Plan.
Authorized Shares; Limits on Awards. The maximum number of ordinary shares that may be issued or transferred pursuant to awards under the Plan equals 15,035,106 shares. If shareholders approve this Plan proposal, the maximum number of ordinary shares that may be issued or transferred pursuant to awards under the Plan will be 27,465,106 shares, an increase of 12,430,000 additional shares.

The following other limits are also contained in the Plan:
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The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 15,035,106 shares. If shareholders approve this Plan proposal, this limit on incentive stock options granted under the Plan will be 27,465,106 shares, an increase of 12,430,000 additional shares.

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The maximum number of shares subject to those options and share appreciation rights that are granted under the plan during any one calendar year to any one individual is 5,000,000 shares.

•
The maximum number of shares subject to “Qualified Performance-Based Awards” under Section 5.2 of the Plan (as described in more detail below) granted during any one calendar year to any one participant (including Qualified Performance-Based Awards payable in shares and Qualified Performance-Based Awards payable in cash upon or following vesting of the award where the amount of such payment is determined with reference to the fair market value of a share at such time) is 5,000,000 shares. The maximum amount that may be paid to any one participant in respect of all Qualified Performance-Based Awards payable only in cash (other than the cash awards referred to in the preceding sentence) and granted to that participant in any one calendar year is $10,000,000.

Following are other rules under the Plan for counting shares against the applicable share limits of the Plan:
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To the extent that an award is settled in cash or a form other than ordinary shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the share limit and will be available for subsequent awards under the Plan.

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In the event that ordinary shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award will be counted against the share limits of the Plan. For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 100 shares will be counted against the share limits of the Plan.

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Shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, are settled without the issuance of shares, or for any other reason are not paid or delivered in shares under the Plan will again be available for subsequent awards under the Plan.

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Shares that are not issued or delivered as a result of the net settlement of an outstanding option or share appreciation right or are exchanged by a participant or withheld by the Company as full or partial payment in connection with any option or share appreciation right granted under the Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any option or share appreciation right granted under the Plan, as well as any shares repurchased with the proceeds of any option exercise price will not be available for subsequent awards under the Plan. To the extent that shares are delivered pursuant to the exercise of a share appreciation right or option, the number of underlying shares as to which the exercise related will be counted against the share limits of the Plan, as opposed to only counting the shares issued. For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares will be counted against the share limits of the Plan.

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Shares that are not issued or exchanged by a participant or withheld by the Company to pay the purchase price of an award granted under the Plan other than an option or share appreciation right, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award other than an option or share appreciation right, will not be counted against the share limit and will be available for subsequent awards under the Plan.

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The Plan generally provides that ordinary shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the ordinary shares available for issuance under the Plan.

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The Company may not increase the applicable share limits of the Plan by repurchasing ordinary shares on the market (by using cash received through the exercise of options or otherwise).

Types of Awards. The Plan authorizes options, share appreciation rights, and other forms of awards granted or denominated in the Company’s ordinary shares or units of the Company’s ordinary shares, as well as cash bonus awards. The Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
An option is the right to purchase ordinary shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of an ordinary share on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Consequences of Awards Under the Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
A share appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of an ordinary share on the date of exercise of the share appreciation right over the base or exercise price of the share appreciation right. The base price or exercise price will be established by the Administrator at the time of grant of the share appreciation right and generally may not be less than the fair market value of an ordinary share on the date of grant. Share appreciation rights may be granted in connection with other awards or independently. The maximum term of a share appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the Plan include, without limitation, share bonuses, restricted shares, performance shares, share units or phantom shares (which are contractual rights to receive ordinary shares, or cash based on the fair market value of an ordinary share), dividend equivalents which represent the right to receive a payment based on the dividends paid on an ordinary share over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Subject to the minimum vesting requirements set forth above, any awards under the Plan may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
Qualified Performance-Based Awards. Under Section 162(m) of the Code (“Section 162(m)”) a public corporation generally cannot take a U.S. tax deduction in any tax year for compensation it pays to its Chief Executive Officer and certain other executive officers in excess of  $1 million. Compensation that qualifies as “performance-based” under Section 162(m), however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.
If shareholders approve this Plan proposal, the Administrator may grant awards under the Plan that are intended to be performance-based awards within the meaning of Section 162(m). Options and share appreciation rights may qualify as performance-based awards within the meaning of Section 162(m). In addition, other types of awards authorized under the Plan (such as restricted shares, performance shares, share units, and cash bonus opportunities) may be granted with performance-based vesting requirements and intended to qualify as performance-based awards within the meaning of Section 162(m) (“Qualified Performance-Based Awards”). While the Administrator may grant awards under the Plan that qualify (or are intended to qualify) as performance-based awards within the meaning of Section 162(m), nothing requires that any award qualify as “performance-based” within the meaning of Section 162(m) or otherwise be deductible for tax purposes, and the Administrator is expressly permitted to grant awards that are not intended to be qualified “performance-based” awards within the meaning of Section 162(m).
The vesting or payment of Qualified Performance-Based Awards will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. To qualify an award as performance-based under Section 162(m), the Administrator must consist solely of two or more outside directors (as this requirement is applied under Section 162(m)), the Administrator must establish criteria and targets in advance of applicable deadlines under Section 162(m) and while the attainment of the performance targets remains substantially uncertain, and the Administrator must certify that any applicable performance goals and other material terms of the grant were satisfied. The performance criteria that the Administrator may use for this purpose will include one or more of the following, either on an adjusted or unadjusted basis: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), share price, total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment or invested capital, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other items specified by the Administrator at the time of establishing the goals.
Qualified Performance-Based Awards may be paid in ordinary shares or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Qualified Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.
Dividend Equivalents. The Administrator may provide that awards under the Plan (other than options or share appreciation rights), earn dividends or dividend equivalents based on the amount of dividends paid on outstanding ordinary shares, provided that as to any dividend equivalent rights granted in connection with an award granted under the Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted share or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).
Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its ordinary shares), including, without limitation, a dissolution, merger, combination, consolidation, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, shares or assets of the Company, awards then-outstanding under the Plan will not automatically become fully vested pursuant to the provisions of the Plan so long as such awards are assumed, substituted, exchanged for or otherwise continued. However, if awards then-outstanding under the Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested, subject to any exceptions that the Administrator may provide for in an applicable award agreement (such as for awards subject to performance-based vesting requirements). The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the NEOs in connection with a termination of employment and/or a change in control of the Company, please see the “Potential Payments Upon Termination or Change in Control” above in this Proxy Statement.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the Plan, awards under the Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, share splits, share dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.
Discretion to Accelerate. The minimum vesting requirement of one year for all options and SARs granted under the Plan does not limit or restrict the Administrator’s discretion to accelerate the vesting of options and SARs, or any other award, in circumstances it determines to be appropriate.
No Limit on Other Authority. The Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s ordinary shares, under any other plan or authority.
Termination of or Changes to the Plan. The Board may amend or terminate the Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the Plan will terminate on January 6, 2023. If shareholders approve this Plan proposal, the term of the Plan will be extended to March 30, 2026. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any Plan amendment) materially and adversely affects the holder.
U.S. Federal Income Tax Consequences of Awards Under the Plan
The U.S. federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A and 457A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.
The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and bonuses, share appreciation rights, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the Plan in connection with a “change in control” (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) may not be permitted to be deducted by the Company in certain circumstances.

Specific Benefits Under the Plan
The Company has not approved any awards that are conditioned upon shareholder approval of the Plan. The Company is not currently considering any other specific award grants under the Plan, other than the annual grants of restricted share unit awards to our non-employee directors described in the following paragraph. If the proposed amendments to the Plan had been in existence in 2015, the Company expects that its award grants for 2015 would not have been substantially different from those actually made in that year under the Plan. For information regarding share-based awards granted to the Company’s NEOs during 2015, see the material under the heading “Executive Compensation.”
As described under “Director Compensation” above, the Company’s Directors’ Compensation Policy, as amended on November 11, 2015, provides for each non-employee director to receive an annual restricted share unit award valued at $125,000 to be awarded on the first business day of each calendar year. The number of shares subject to each award is determined by dividing $125,000 by the closing price of our ordinary shares on the grant date. Assuming, for illustrative purposes only, that the price of the ordinary shares used for the conversion of the dollar amount set forth above into shares is $50, the number of shares subject to restricted share unit awards that would be allocated to the Company’s eight non-employee directors as a group pursuant to the annual grant formula is approximately 200,000 shares. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2017 through 2026 (the ten remaining years in the term of the Plan, assuming the term is extended) based on that assumed share price and a number of other assumptions, including, without limitation, that there are no new eligible directors, there continue to be eight eligible directors seated, no eligible non-employee director waives his or her right to receive any annual grant and there are no changes to the awards granted under the director equity grant program.
Potential Dilution
The following paragraphs include additional information to help shareholders assess the potential dilutive impact of the Company’s equity awards and the Plan. As of the date hereof, the Plan is the Company’s only equity compensation plan (other than the Company’s Employee Stock Purchase Plan). The Company’s Employee Stock Purchase Plan (the “ESPP”) is intended as a qualified employee share purchase plan under Section 423 of the Code. The ESPP generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase ordinary shares at a discount. Certain information regarding the number of ordinary shares available for issuance under the Company’s ESPP is included under the heading “Equity Compensation Plan Information” below. The discussion that follows in this “Potential Dilution” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP. The discussion that follows also does not include any shares that have been issued in exchange for equity awards originally granted in the form of partnership interests in NCL Corporation Ltd. prior to our IPO.
“Overhang” refers to the number of ordinary shares that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of ordinary shares that were subject to outstanding restricted share and restricted share unit awards granted under the Plan, that were subject to outstanding options granted under the Plan, and that were then available for new award grants under the Plan as of December 31, 2015 and as of March 14, 2016. For awards subject to performance-based vesting requirements, such as the options and share unit awards granted to our President and Chief Executive Officer in 2015, the number of shares presented (1) is based on achieving the maximum level of performance, even though the actual share payout for these awards may be less than the maximum number below, and (2) includes shares subject to awards for which no grant date has been established under FASB ASC Topic 718 due to the operation of the performance-based vesting requirements.

	As of December 31, 2015	As of March 14, 2016
Shares subject to outstanding restricted share and restricted share unit awards (excluding performance-based vesting awards)	152,400	1,373,461
Shares subject to outstanding performance-based vesting restricted share and restricted share unit awards	150,000	137,500
Shares subject to outstanding options (excluding performance-based vesting options)	8,134,823	8,969,961
Shares subject to outstanding performance-based vesting options	625,000	572,917
Shares available for new award grants	2,870,751	833,380
The weighted-average number of ordinary shares issued and outstanding in each of the last three fiscal years was 202,993,839 shares issued and outstanding in 2013; 206,524,968 shares issued and outstanding in 2014; and 226,591,437 shares issued and outstanding in 2015. The number of ordinary shares issued and outstanding as of December 31, 2015 and March 14, 2016 was 227,815,301 and 226,917,770 shares, respectively.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of ordinary shares subject to awards that the Company granted under the Plan in each of the last three fiscal years, and to date (as of March 14, 2016) for 2016, are as follows:
•
4,991,263 shares in 2013 (which was 2.46% of the weighted-average number of ordinary shares issued and outstanding in 2013), of which 17,210 shares were subject to restricted share and restricted share unit awards (excluding performance-based vesting awards), 0 shares were subject to performance-based vesting restricted share and restricted share unit awards, 3,394,114 shares were subject to options (excluding performance-based vesting options), and 1,579,939 shares were subject to performance-based vesting options;

•
3,186,088 shares in 2014 (which was 1.54% of the weighted-average number of ordinary shares issued and outstanding in 2014), of which 5,473 shares were subject to restricted share and restricted share unit awards (excluding performance-based vesting awards), 0 shares were subject to performance-based vesting restricted share and restricted share unit awards, 3,180,615 shares were subject to options (excluding performance-based vesting options), and 0 shares were subject to performance-based vesting options;

•
6,061,881 shares in 2015 (which was 2.68% of the weighted-average number of ordinary shares issued and outstanding in 2015), of which 156,881 shares were subject to restricted share and restricted share unit awards (excluding performance-based vesting awards), 150,000 shares were subject to performance-based vesting restricted share and restricted share unit awards, 5,130,000 shares were subject to options (excluding performance-based vesting options), and 625,000 shares were subject to performance-based vesting options; and

•
2,263,990 shares in 2016 through March 14, 2016 (which was 1.00% of the number of ordinary shares issued and outstanding on March 14, 2016), of which 1,228,990 shares were subject to restricted share and restricted share unit awards (excluding performance-based vesting awards), 0 shares were subject to performance-based vesting restricted share and restricted share unit awards, 1,035,000 shares were subject to options (excluding performance-based vesting options), and 0 shares were subject to performance-based vesting options.

Thus, the total number of ordinary shares subject to awards granted under the Plan per year over the last three fiscal years (2013, 2014 and 2015) has been, on average, 2.23% of the weighted-average number of ordinary shares issued and outstanding for this period. Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted share and restricted share unit awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 0 in 2013, 0 in 2014, 0 in 2015, and 12,500 to date (as of March 14, 2016) in 2016. The actual number of shares subject to performance-based options that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 0 in 2013, 614,620 in 2014, 468,147 in 2015, and 52,083 to date (as of March 14, 2016) in 2016.
The total number of ordinary shares that were subject to awards granted under the Plan that terminated or expired, and thus became available for new award grants under the Plan, in each of the last three fiscal years, and to date (as of March 14, 2016) in 2016, are as follows: 52,555 in 2013, 172,912 in 2014, 1,840,719 in 2015, and 221,375 in 2016. Shares subject to Plan awards that terminated or expired and became available for new award grants under the Plan have been included when information is presented in this Plan proposal on the number of shares available for new award grants under the Plan.
The Compensation Committee anticipates that the 12,430,000 additional shares requested for the Plan (together with the shares available for new award grants under the Plan on the Annual General Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the Plan through approximately the end of 2019 (reserving sufficient shares to cover potential payment of performance-based awards). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s ordinary shares (since higher share prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.
The closing market price for a share of the Company’s ordinary shares as of March 14, 2016 was $49.69 per share.
Aggregate Equity Awards Previously Granted Under the Plan
As of March 14, 2016, awards covering 16,503,219 ordinary shares had been granted under the Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the Plan.) The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted share or unit vesting prior to that date, and option and unvested restricted share or unit holdings as of that date.
	Options and Share Appreciation Rights				Restricted Shares/Units
	Number of Shares Subject to Past Option/SAR Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options/SARs as of March 14, 2016		Number of Shares/ Units Subject to Past Awards	Number of Shares/Units Vested as of March 14, 2016	Number of Shares/Units Outstanding and Unvested as of March 14, 2016
			Exercisable	Unexercisable
Named Executive Officers:
Frank J. Del Rio, President and Chief Executive Officer	1,250,000	—	52,083	1,197,917	300,000	12,500	287,500
Wendy A. Beck, Executive Vice President and Chief Financial Officer	382,295	—	239,795	142,500	18,750	—	18,750
Andrew Stuart, President and Chief Operating Officer of the Norwegian brand	448,051	60,000	220,551	167,500	18,750	—	18,750
Jason M. Montague, President and Chief Operating Officer of the Oceania Cruises and Regent brands	187,500	—	25,000	162,500	18,750	—	18,750

	Options and Share Appreciation Rights				Restricted Shares/Units
	Number of Shares Subject to Past Option/SAR Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options/SARs as of March 14, 2016		Number of Shares/ Units Subject to Past Awards	Number of Shares/Units Vested as of March 14, 2016	Number of Shares/Units Outstanding and Unvested as of March 14, 2016
			Exercisable	Unexercisable
Robert Binder, Vice Chairman, Oceania Cruises and Regent	37,500	—	—	37,500	18,750	—	18,750
Kevin M. Sheehan, Former President and Chief Executive Officer	2,061,400	1,516,689	—	—	—	—	—
Total for All Current Executive Officers as a Group (8 persons):	2,689,275	110,070	564,929	2,014,276	402,500	12,500	390,000
David M. Abrams	—	—	—	—	4,221	779	3,442
John W. Chidsey	—	—	—	—	12,166	8,287	3,879
F. Robert Salerno	—	—	—	—	8,698	5,859	2,839
Walter L. Revell	—	—	—	—	14,821	12,666	2,155
Steve Martinez	—	—	—	—	—	—	—
Adam M. Aron	—	—	—	—	—	—	—
Chad A. Leat	—	—	—	—	3,879	—	3,879
Russell W. Galbut	—	—	—	—	3,017	—	3,017
Total for all Current Non-Executive Directors as a Group (8 persons):	—	—	—	—	46,802	27,591	19,211
Each other person who has received 5% or more of the options, warrants or rights under the Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	12,255,392	3,011,658	813,539	6,150,134	1,109,250	—	1,101,750
Total	14,944,667	3,121,728	1,378,468	8,164,410	1,558,552	40,091	1,510,961
Messrs. Martinez, Del Rio and Leat are each nominees for re-election as a director at the Annual General Meeting.
Equity Compensation Plan Information
The Company currently maintains two equity compensation plans: the Plan and the ESPP. The following table summarizes our equity plan information as of December 31, 2015.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	9,059,823	$46.81	4,843,629
Equity compensation plans not approved by security holders	—	—	—
Total	9,059,823	$46.81	4,843,629

(1)
Represents 8,759,823 shares subject to outstanding stock option awards under the Plan with a weighted-average exercise price of  $46.81 and a weighted-average remaining life of 8.58 years and 300,000 shares subject to outstanding restricted share unit awards under the Plan as of December 31, 2015.

(2)
Calculated exclusive of outstanding restricted share unit awards.

(3)
Represents 2,870,751 shares available under the Plan and 1,972,878 shares available under the ESPP, including 23,840 shares that were subject to purchase during the purchase period ended December 31, 2015. All of the shares available under the Plan may be granted in the form of options, SARs, share bonuses, restricted shares, share units, performance shares, phantom shares, dividend equivalents and other forms of awards available under the Plan. This table does not reflect the 12,430,000 additional shares that will be available under the Plan if shareholders approve the Plan proposal.

Vote Required for Approval of Amendment to 2013 Performance Incentive Plan
The Board believes that the adoption of the amendments to the Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of the Board and all of the Company’s executive officers are eligible for awards under the Plan and thus have a personal interest in the approval of the Plan.
Approval of the Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual General Meeting.
Board Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS
In order for a shareholder proposal to be eligible for inclusion in our proxy statement under the rules of the SEC for next year’s 2017 annual general meeting of shareholders, the written proposal must be received by the General Counsel and Assistant Secretary of the Company at our offices no later than December 8, 2016 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If we change the date of the 2017 annual general meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2017 annual general meeting of shareholders.
Our bye-laws provide that in order for a shareholder proposal to be presented at our 2017 annual general meeting of shareholders, including shareholder nominations for candidates for election as directors, written notice to the General Counsel and Assistant Secretary of the Company of such shareholder proposal or director nomination must be received at our executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding annual general meeting of shareholders. This requirement is independent of and in addition to the notice required under SEC rules for inclusion of a shareholder proposal in our proxy materials. As a result, shareholders who intend to present proposals or director nominations at the 2017 annual general meeting of shareholders under these provisions must give written notice of the proposal to the General Counsel and Assistant Secretary no earlier than January 19, 2017, and no later than February 18, 2017. However, if the date of the 2017 annual general meeting of shareholders is a date that is more than 30 days before or more than 60 days after May 19, 2017, the anniversary date of the 2016 Annual General Meeting, notice by a shareholder of a proposal must be received no earlier than the close of business on the 120th day prior to the date of the 2017 annual general meeting of shareholders and no later than the close of business on the later of the 90th day prior to the 2017 annual general meeting of shareholders, or if the first public announcement of the 2017 annual general meeting of the shareholders is less than 100 days prior to such meeting date, the 10th day after the public announcement of such date.
Our bye-laws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our bye-laws will not be entertained at the 2017 annual general meeting of shareholders. Shareholders should contact the General Counsel and Assistant Secretary in writing at 7665 Corporate Center Drive, Miami, Florida 33126 to obtain additional information as to the proper form and content of shareholder nominations or proposals.
SOLICITATION OF PROXIES
This Proxy Statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit proxies personally or by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our ordinary shares and obtaining their voting instructions. We have engaged Kingsdale Shareholder Services (“Kingsdale”) as our proxy solicitation agent and will pay fees of approximately $20,000 to Kingsdale plus certain out-of-pocket expenses to assist us with the solicitation of proxies.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2015 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2015 Annual Report, or if you hold NCLH’s ordinary shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-800-542-1061. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2015 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc., as indicated above.
If your ordinary shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2015 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of ordinary shares of NCLH sharing an address.
ANNUAL REPORT ON FORM 10-K
WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS BUT EXCLUDING THE EXHIBITS THERETO), AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, 7665 CORPORATE CENTER DRIVE, MIAMI, FLORIDA 33126, OR BY TELEPHONE REQUEST TO (305) 436-4000.
ALL SHAREHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING AND VOTE IN PERSON. If you attend the Annual General Meeting and vote in person, your proxy will not be used.
By Order of the Board of Directors, Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary
Miami, Florida
April 7, 2016

Appendix A
Proposed Amended and Restated 2013 Performance Incentive Plan
NORWEGIAN CRUISE LINE HOLDINGS LTD.
AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN
1.
PURPOSE OF PLAN

The purpose of this Norwegian Cruise Line Holdings Ltd. Amended and Restated 2013 Performance Incentive Plan (this “Plan”) of Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), is to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.
2.
ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any Company or other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company; and “Board” means the Board of Directors of the Company.
3.
PLAN ADMINISTRATION

3.1   The Administrator.   This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate the officers and employees of the Company and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3(d)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).
3.2   Powers of the Administrator.   Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:
(a)
determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)
approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)
cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate, waive or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of Ordinary Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)
acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, shares of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)
determine the fair market value of the Ordinary Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
Notwithstanding the foregoing, and except as provided in the next sentence, all options and share appreciation rights granted under this Plan shall be subject to a minimum vesting requirement of one year, and no portion of any such award may vest earlier than the first anniversary of the grant date of the award (the “Minimum Vesting Requirement”). The Minimum Vesting Requirement shall not apply to 5% of the total number of shares available under this Plan.
3.3   Binding Determinations.   Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
3.4   Reliance on Experts.   In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.5   Delegation.   The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.
4.
SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1   Shares Available.   Subject to the provisions of Section 7.1, the shares that may be delivered under this Plan shall be shares of the Company’s authorized but unissued ordinary shares and any ordinary shares held as treasury shares. For purposes of this Plan, “Ordinary Shares” shall mean the ordinary shares of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
4.2   Share Limits.   The maximum number of Ordinary Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan is 27,465,106 shares (the “Share Limit”).
The following limits also apply with respect to awards granted under this Plan:
(a)
The maximum number of Ordinary Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 27,465,106 shares.

(b)
The maximum number of Ordinary Shares subject to those options and share appreciation rights that are granted during any calendar year to any individual under this Plan is 5,000,000 shares.

(c)
Additional limits with respect to Qualified Performance-Based Awards are set forth in Section 5.2.3. For the avoidance of doubt, the limits in Section 5.2.3 shall not apply to any other awards granted under this Plan.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.
4.3   Awards Settled in Cash, Reissue of Awards and Shares.   To the extent that an award granted under this Plan is settled in cash or a form other than Ordinary Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that Ordinary Shares are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of this Plan). Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are not issued or delivered as a result of the net settlement of any option or share appreciation right under this Plan, shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any option or share appreciation right under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any option or share appreciation right under this Plan, as well as any Ordinary Shares repurchased with the proceeds of any option exercise price shall not be available for subsequent awards under this Plan. To the extent that Ordinary Shares are delivered pursuant to the exercise of a share appreciation right or option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan other than any option or share appreciation right, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan other than any option or share appreciation right, shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.
4.4   Reservation of Shares; No Fractional Shares; Minimum Issue.   The Company shall at all times reserve a number of Ordinary Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of share appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5.
AWARDS

5.1   Type and Form of Awards.   The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):
5.1.1   Options.   An option is the grant of a right to purchase a specified number of Ordinary Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2   Additional Rules Applicable to ISOs.   To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Ordinary Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor Company to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Ordinary Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Company or one of its subsidiary corporations (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Ordinary Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, unless the exercise price of such option is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.
5.1.3   Share Appreciation Rights.   A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Ordinary Shares, equal to the excess of the fair market value of a specified number of Ordinary Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4   Other Awards; Dividend Equivalent Rights.   The other types of awards that may be granted under this Plan include: (a) share bonuses, restricted shares, performance shares, share units, phantom shares, or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Ordinary Shares, and, subject to the Minimum Vesting Requirements, any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Ordinary Shares and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of a restricted stock award that is subject to performance-based vesting requirements or the unvested portion of a stock unit award that is subject to performance-based vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate.
5.1.5   Incentive Bonus Awards.   The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the Company’s fiscal year, or any other performance period established by the Administrator, based on the achievement of specific performance goals (which may include subjective goals) established by the Administrator in its sole discretion. Any applicable performance goals may be based on either the performance of the Company or any of its Subsidiaries or divisions on an absolute or relative basis, or on individual performance, as determined by the Administrator in its sole discretion. Unless otherwise determined by the Administrator, any participant granted an incentive bonus award pursuant to this Section 5.1.5 must remain continuously employed by the Company or one of its Subsidiaries through the last day of the applicable performance period in order for the incentive bonus award to become payable. Any payments becoming payable pursuant to this Section 5.1.5 will be paid in the calendar year following the calendar year in which the applicable performance period ends, unless deferred in accordance with the requirements of Section 409A and Section 457A of the Code.

5.2   Section 162(m) Performance-Based Awards.   Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees also may be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. An Award (other than an option or SAR) intended by the Administrator to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualified Performance-Based Award.” An option or SAR intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualifying Option or SAR.” The grant, vesting, exercisability or payment of Qualified Performance-Based Awards may depend (or, in the case of Qualifying Option or SAR, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of one or more other companies or upon comparisons of any of the indicators of performance relative to one or more other companies) basis) for the Company on a consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualified Performance-Based Award shall be subject to all of the following provisions of this Section 5.2, and a Qualifying Option or SAR shall be subject to the following provisions of this Section 5.2 only to the extent expressly set forth below. Nothing in this Plan, however, requires the Administrator to qualify any award or compensation as “performance-based compensation” under Section 162(m) of the Code.
5.2.1   Class; Administrator.   The eligible class of persons for Qualified Performance-Based Awards under this Section 5.2, as well as for a Qualifying Option or SAR, shall be officers and employees of the Company or one of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the Administrator approving Qualified Performance-Based Awards or a Qualifying Option or SAR, or making any certification required pursuant to Section 5.2.4, must constitute a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code).
5.2.2   Performance Goals.   The specific performance goals for Qualified Performance-Based Awards shall be, on an absolute, relative or adjusted basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), share price, total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment or invested capital, cost containment or reduction, or any combination thereof. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance formula, goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other items specified by the Administrator at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.
5.2.3   Form of Payment; Maximum Qualified Performance-Based Award.   Grants or awards under this Section 5.2 may be paid in cash or Ordinary Shares or any combination thereof. Qualifying Option or SAR awards granted to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of Ordinary Shares which may be subject to Qualified Performance-Based Awards (including Qualified Performance-Based Awards payable in Ordinary Shares and Qualified Performance-Based Awards payable in cash where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a Ordinary Share at such time) that are granted to any one participant in any one calendar year shall not exceed 5,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. The aggregate amount of compensation to be paid to any one participant in respect of all Qualified Performance-Based Awards payable only in cash (excluding cash awards covered by the preceding sentence where the cash payment is determined with reference to the fair market value of an Ordinary Share upon or following the vesting of the award) and granted to that participant in any one calendar year shall not exceed $10,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.
5.2.4   Certification of Payment.   Before any Qualified Performance-Based Award is paid and to the extent applicable to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Qualified Performance-Based Award were in fact timely satisfied.
5.2.5   Reservation of Discretion.   The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.
5.2.6   Expiration of Grant Authority.   As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than a Qualifying Option or SAR) shall terminate upon the first meeting of the Company’s shareholders that occurs in the fifth year following the year in which the Company’s shareholders approve this Plan, subject to any subsequent extension that may be approved by shareholders.
5.3   Award Agreements.   Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted or deemed accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company (other than the particular award recipient) to execute any or all award agreements on behalf of the Company. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.
5.4   Settlements.   Payment of awards may be in the form of cash, Ordinary Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.
5.5   Consideration for Ordinary Shares or Awards.   The purchase price (if any) for any award granted under this Plan or the Ordinary Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:
•
services rendered by the recipient of such award;

•
cash, check payable to the order of the Company, or electronic funds transfer;

•
notice and third party payment in such manner as may be authorized by the Administrator;

•
the delivery of previously owned Ordinary Shares;

•
by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of  (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Ordinary Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.
5.6   Definition of Fair Market Value.   For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for an Ordinary Share on the NASDAQ Stock Market (the “Market”) for the date in question or, if no sales of Ordinary Shares were reported on the Market on that date, the closing price (in regular trading) for an Ordinary Share on the Market for the next preceding day on which sales of Ordinary Shares were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for an Ordinary Share on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of an Ordinary Share on the Market for the date in question or the most recent trading day. If the Ordinary Shares are no longer listed or are no longer actively traded on the Market as of the applicable date, the fair market value of the Ordinary Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.7   Transfer Restrictions.
5.7.1   Limitations on Exercise and Transfer.   Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2   Exceptions.   The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.7.3   Further Exceptions to Limits on Transfer.   The exercise and transfer restrictions in Section 5.7.1 shall not apply to:
(a)
transfers to the Company (for example, in connection with the expiration or termination of the award),

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)
subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)
if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)
the authorization by the Administrator of  “cashless exercise” procedures with third parties who provide financing for the purpose of  (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8   International Awards.   One or more awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.
6.
EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1   General.   The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2   Events Not Deemed Terminations of Service.   Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of  (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.
6.3   Effect of Change of Subsidiary Status.   For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status, unless the Subsidiary that is sold, spun off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with the transaction.
7.
ADJUSTMENTS; ACCELERATION

7.1   Adjustments.   Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Ordinary Shares; or any exchange of Ordinary Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Ordinary Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Ordinary Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A and Section 457A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2   Corporate Transactions—Assumption and Termination of Awards.   Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); any exchange of Ordinary Shares or other securities of the Company in connection with which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); a sale of all or substantially all the business, shares or assets of the Company in connection with which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all restricted shares then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3   Other Acceleration Rules.   The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified option under the Code.
7.4   Discretion to Accelerate.   The Minimum Vesting Requirement shall not limit or restrict the Administrator’s discretion to accelerate the vesting of any award in circumstances it determines to be appropriate (whether in connection with a transaction, termination of employment or for any other reason).
8.
OTHER PROVISIONS

8.1   Compliance with Laws.   This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Ordinary Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2   No Rights to Award.   No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3   No Employment/Service Contract.   Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4   Plan Not Funded.   Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Ordinary Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
8.5   Tax Withholding.   Upon any exercise, vesting, or payment of any award, or upon the disposition of Ordinary Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Company or one of its Subsidiaries shall have the right at its option to:
(a)
require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)
deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of Ordinary Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law to the extent the Company determines that withholding at any greater level would result in an award otherwise classified as an equity award under ASC Topic 718 being classified as a liability award under ASC Topic 718.
8.6   Effective Date, Termination and Suspension, Amendments.
8.6.1   Effective Date.   This Plan was originally effective as of January 7, 2013, the date of its original approval by the Board (the “Effective Date”). This amended version of this Plan is effective as of March 31, 2016, the date this amended version of this Plan was approved by the Board (the “Amendment Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Amendment Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Amendment Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2   Board Authorization.   The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3   Shareholder Approval.   To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.
8.6.4   Amendments to Awards.   Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.
8.6.5   Limitations on Amendments to Plan and Awards.   No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7   Privileges of Share Ownership.   Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Ordinary Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8   Governing Law; Construction; Severability.
8.8.1   Choice of Law.   This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of Bermuda.
8.8.2   Severability.   If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.8.3   Plan Construction.
(a)
Rule 16b-3.   It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)
Section 162(m).   Options and SARs granted to employees of the Company or one of its Subsidiaries with an exercise or base price not less than the fair market value of an Ordinary Share at the date of grant that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award.

8.9   Captions.   Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10   Share-Based Awards in Substitution for Options or Awards Granted by Other Company.   Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee options, SARs, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Ordinary Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11   Non-Exclusivity of Plan.   Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to Ordinary Shares, under any other plan or authority.
8.12   No Corporate Action Restriction.   The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the capital shares (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any

Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.
8.13   Other Company Benefit and Compensation Programs.   Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.
8.14   Clawback Policy.   The awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Ordinary Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

NCLH NORWEGIAN CRUISE LINE HOLDINGS LTD.

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NORWEGIAN CRUISE LINE HOLDINGS LTD.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Class III Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Steve Martinez	☐	☐	☐
1b. Frank J. Del Rio	☐	☐	☐
1c. Chad A. Leat	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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